UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2014

Dear Shareholder:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Navigant Consulting, Inc., which will be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, 60605 on Thursday, May 15, 2014, at 10:00 a.m., Central time.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. You may also vote your shares by telephone or the Internet. If you so desire, you may withdraw your proxy and vote in person at the meeting.

We look forward to meeting those of you who will be able to attend the meeting.

Sincerely,

William M. Goodyear

Executive Chairman

NAVIGANT CONSULTING, INC.

30 S. Wacker Drive, Suite 3550

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Navigant Consulting, Inc.:

We will hold the Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois 60605 on Thursday, May 15, 2014 at 10:00 a.m., Central time. The purposes of the meeting are to:

1.	Elect the six nominees identified in the Proxy Statement to our Board of Directors to serve for one-year terms;

2.	Adopt an amendment to our Restated Certificate of Incorporation to increase the maximum size of our Board of Directors;

3.	Approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement;

4.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014; and

5.	Transact any other business properly brought before the meeting, or any adjournments or postponements of the meeting.

If you were a shareholder of record at the close of business on March 31, 2014, you are entitled to notice of, and to vote at, the annual meeting.

IMPORTANT

Whether or not you expect to attend the annual meeting, we urge you to vote your shares as soon as possible. You may sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote by telephone or the Internet by following the instructions on the enclosed proxy card. Sending in your proxy will not prevent you from attending and personally voting your shares at the annual meeting because you have the right to revoke your proxy at any time before it is voted.

We have also enclosed the Proxy Statement and 2013 Annual Report to Shareholders, which includes our Form 10-K for the year ended December 31, 2013, with this Notice of Annual Meeting.

By Order of the Board of Directors,

Monica M. Weed

Secretary

Chicago, Illinois

April 9, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2014

The Notice of Annual Meeting and Proxy Statement are available on our website at

www.navigant.com/2014proxy. The 2013 Annual Report to Shareholders is available on our website at

www.navigant.com/2013annualreport.

PRELIMINARY PROXY STATEMENT DATED MARCH 24, 2014

SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY BY TELEPHONE (800-690-6903)

OR THE INTERNET BY VISITING www.proxyvote.com

OR

MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

NAVIGANT CONSULTING, INC.

30 S. Wacker Drive, Suite 3550

Chicago, Illinois 60606

PROXY STATEMENT

This Proxy Statement is being mailed or otherwise furnished to our shareholders on or about April 9, 2014 in connection with the solicitation of proxies by our Board of Directors for the 2014 Annual Meeting of Shareholders of Navigant Consulting, Inc. being held on May 15, 2014. The words “we,” “us,” “our” and the “Company” used throughout this Proxy Statement refer to Navigant Consulting, Inc.

QUESTIONS AND ANSWERS

Q:	What is a proxy?

A:

A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. The proxies for our 2014 Annual Meeting of Shareholders are being solicited by our Board of Directors.

Q:	What is a proxy statement?

A:

A proxy statement is a document, such as this one, required by the Securities and Exchange Commission (“SEC”) that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What am I being asked to vote on at the annual meeting?

A:	At the annual meeting, our shareholders are asked to:

•	elect the six nominees identified in this Proxy Statement to our Board of Directors for one-year terms (see page 4);

•	adopt an amendment to our Restated Certificate of Incorporation to increase the maximum size of our Board of Directors (see page 50);

•	approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement (see page 51);

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014 (see page 53); and

•	transact any other business properly brought before the meeting or any adjournments or postponements of the meeting.

Q:	Who is entitled to vote?

A:

Only holders of our common stock as of the close of business on the record date, March 31, 2014, are entitled to vote at the annual meeting. Each outstanding share of our common stock is entitled to one vote. There were [—] shares of our common stock outstanding as of the close of business on March 31, 2014.

Q:	How do I cast my vote?

A:

If you hold your shares directly in your own name, you are a “registered shareholder” and may vote in person at the annual meeting or may complete and submit a proxy by mail, telephone or the Internet. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or the Internet?

A:

If you are a registered shareholder, you may vote by telephone or the Internet by following the instructions on your proxy card. If you are a street-name shareholder, your broker or other nominee will provide a voting instruction card for you to use in directing your broker or other nominee how to vote your shares.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes and act as the inspector of election for the annual meeting.

Q:	Can I change my vote after I have voted?

A:

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from our corporate secretary at Navigant Consulting, Inc., 30 S. Wacker Drive, Suite 3550, Chicago, Illinois 60606, Attention: Corporate Secretary. The last vote received prior to the annual meeting will be the one counted. If you are a registered shareholder, you may also change your vote by voting in person at the annual meeting. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact their broker or other nominee directly.

Q:	Can I revoke a proxy?

A:

Yes, registered shareholders may revoke a properly executed proxy at any time before the polls close for the annual meeting by submitting a letter addressed to and received by the corporate secretary at the address listed in the answer to the previous question. Street-name shareholders cannot revoke their proxies in person at the annual meeting if the actual registered shareholders, the brokers or other nominees, are not present.

Q:	What does it mean if I receive more than one proxy card?

A:

It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or the Internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. To do so, registered shareholders may contact our transfer agent, Computershare, by mail at P.O. Box 30170, College Station, Texas 77842 or by telephone at 877-373-6374. Street-name shareholders holding their shares through a broker or other nominee should contact their broker or other nominee and request consolidation of their accounts.

Q:	What shares are included on my proxy card?

A:

Your proxy card represents all shares of our common stock registered in the same social security number and address, including any full and fractional shares you own under the Navigant Consulting, Inc. 401(k) Savings Plan. We refer to this plan as the “401(k) Plan.” If you hold shares of our common stock through the 401(k) Plan, your proxy card will instruct the 401(k) Plan trustee how to vote the shares held in your 401(k) Plan account.

Q:	What happens if I submit a proxy card without giving specific voting instructions?

A:

If you are a registered shareholder and you submit your proxy card with an unclear voting designation or with no voting designation at all, the proxies will vote your shares in accordance with the Board of Directors’ recommendations. If you hold shares of our common stock through the 401(k) Plan and do not vote those shares by 11:59 p.m., Eastern time, on Monday, May 12, 2014 (or if you submit your proxy card with an unclear voting designation or with no voting designation at all), then the 401(k) Plan trustee will not vote the shares held in your 401(k) Plan account.

Q:	What makes a quorum?

A:

A majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. Abstentions from voting on a particular matter, and shares held in “street name” by brokers or other nominees that are not voted (so-called “broker non-votes”), including because the broker or other nominee does not have discretionary authority to vote those shares as to a particular matter, are counted as shares present and entitled to vote for purposes of determining whether a quorum is present but will not otherwise be included in vote totals.

Q:	What vote is required to elect the nominees for director and approve the other proposals?

A:	For each proposal, voting works as follows:

Proposal 1: A nominee for director will be elected if the total votes cast “for” the nominee’s election exceed the total votes cast “against” the nominee’s election.

Proposal 2: The proposed amendment to our Restated Certificate of Incorporation to increase the maximum size of our Board of Directors will be adopted by our shareholders if the holders of at least two-thirds of the outstanding shares of our common stock vote “for” the proposal.

Proposal 3: The compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved, on an advisory basis, by our shareholders if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 4: The appointment of KPMG LLP as our independent registered public accounting firm for 2014 will be ratified if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, vote “for” the proposal.

Abstentions and broker non-votes will have no effect on the election of directors, as they will not be counted as votes either “for” or “against” a nominee’s election. Abstentions and broker non-votes will have the effect of a vote “against” the remaining proposals.

If you are a street-name shareholder and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may, in its discretion, leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014 is the only routine matter being voted on at the annual meeting and, therefore, may be voted by your broker or other nominee in its discretion.

Q:	Who may attend the annual meeting?

A:

Any shareholder as of the close of business on March 31, 2014 may attend the annual meeting. Seating and parking are limited and admission is on a first-come basis. Each shareholder may be asked to present valid photo identification (for example, a driver’s license or passport). Street-name shareholders will need to bring a copy of a brokerage statement, proxy or letter from their broker or other nominee confirming ownership of our common stock as of the close of business on March 31, 2014.

Q:	Who bears the expense of this Proxy Statement?

A:

We will bear all expenses of the solicitation of proxies, including expenses of preparing and mailing or otherwise furnishing this Proxy Statement. We have retained MacKenzie Partners, Inc. to act as a proxy solicitor in connection with the annual meeting and have agreed to pay that firm a fee not to exceed $15,000, plus expenses, for its services. In addition, our officers, directors and employees may solicit proxies in person or by telephone, facsimile or other means of communication. They will not receive any additional compensation for, but they may be reimbursed for out-of-pocket expenses incurred in connection with, that solicitation. We will furnish copies of our proxy materials to brokerage firms, nominees, fiduciaries and custodians to forward to our street-name shareholders and will reimburse those brokerage firms and other nominees for their reasonable expenses in forwarding our solicitation materials to our street-name shareholders.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED, SIGNED AND DATED PROXY CARD PROMPTLY BY MAIL, OR VOTE BY TELEPHONE OR THE INTERNET, SO YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2012 annual meeting, our shareholders approved a proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation to, among other things, declassify our Board of Directors (the “Board”) over time. All directors elected prior to the effectiveness of the filing of our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (including the three directors who were re-elected at the 2012 annual meeting) will continue in office for the remainder of their three-year terms, subject to their earlier death, resignation, retirement or removal from office. Thereafter, all of our directors and their successors will be elected for one-year terms. Therefore, pursuant to our Restated Certificate of Incorporation, beginning with the 2015 annual meeting of our shareholders, the declassification of the Board will be complete and all directors will be subject to annual election.

The size of the Board is currently fixed at eight directors. Thomas A. Gildehaus, who served in the class of directors whose terms continue until the 2015 annual meeting, passed away on March 10, 2014. With eight directors remaining after his death, the Board elected to reduce its size from nine to eight directors, rather than fill the vacancy or leave a vacancy to be filled at a later date. Mr. Gildehaus joined the Board in October 2000. Most recently, he was a member of the audit committee and the compensation committee. Mr. Gildehaus was a valued member of the Board and will be greatly missed.

Lloyd H. Dean, Julie M. Howard, Stephan A. James, Samuel K. Skinner, Governor James R. Thompson and Michael L. Tipsord have been nominated for election to the Board at the 2014 annual meeting. If elected at the annual meeting, they will serve for one-year terms and until their successors are elected and qualified. Their terms will expire at the 2015 annual meeting of our shareholders.

We have no reason to believe that any of the nominees for director would be unable or unwilling to serve if elected. However, if any nominee becomes unable or unwilling to serve, proxies will be voted for the election of another person designated by the Board.

The Board unanimously recommends that shareholders vote “FOR” the election of each of the director nominees. The persons named as proxies will vote for each of the director nominees for election to the Board unless your proxy card is marked otherwise.

Under our By-Laws, each director must be elected to the Board by a majority of the votes cast with respect to such director’s election (in other words, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as a vote either “for” or “against” the director’s election) in uncontested elections, where the number of nominees for director does not exceed the number of directors to be elected. If an incumbent director is not elected, the director is required to promptly tender his or her resignation to the Board. The nominating and governance committee (or another committee designated by the Board) will then make a recommendation to the Board as to whether to accept or reject the resignation of the director, or whether other action should be taken. The Board will act on the resignation and publicly disclose (in the manner provided in our By-Laws) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. The Board may extend that 90-day period by an additional period of up to 90 days if it determines that the extension is in the best interests of the Company and our shareholders. The director who has tendered his or her resignation may not participate in the recommendation of the nominating and governance committee or the decision of the Board with respect to his or her resignation. If the incumbent director’s resignation is not accepted by the Board, the director will continue to serve until his or her successor is elected and qualified.

Certain biographical information for each of our nominees for director and our other directors whose terms will continue after the annual meeting is set forth below. Also set forth below is a description of the specific experience, qualifications, attributes and skills of each nominee for director and continuing director that were considered by the Board, in light of the Company’s current business needs and long-term operating strategy, in concluding that these individuals should serve on the Board.

Mr. Goodyear is not standing for re-election at the annual meeting and will retire from the Board effective upon the expiration of his term at the annual meeting. Mr. Goodyear has served as a director since December 1999 and Chairman of the Board since May 2000 and was our Chief Executive Officer from May 2000 through February 2012. The Board wishes to thank Mr. Goodyear for his commitment and over 14 years of service to the Company. Ms. Howard will assume the role of Chairman of the Board, effective May 1, 2014.

Nominees for Election at the 2014 Annual Meeting for Terms Expiring at the 2015 Annual Meeting of Shareholders

Lloyd H. Dean Age 63 Director Nominee

Mr. Dean has served as President and Chief Executive Officer of Dignity Health, the fifth largest health care system in the U.S., since June 2000. Mr. Dean is a member of the board of directors of Wells Fargo & Company, serving as chairman of its human resources committee and a member of its corporate responsibility committee, its governance and nominating committee and its risk committee, and is also a member of the boards of directors of Cytori Therapeutics, Inc. and Premier, Inc. He also serves as Board Chair for the Committee on JOBS, an organization that brings employment to the San Francisco Bay area. Mr. Dean received a Bachelor of Science degree in Sociology and a Master’s degree in Educational Leadership from Western Michigan University and is a graduate of Pennsylvania State University’s Executive Management program. Mr. Dean also received an honorary doctorate of humane letters from the University of San Francisco.

Key experience, qualifications, attributes and skills:

Mr. Dean is a nationally-recognized leader within the healthcare industry, which is an industry of principal strategic focus for the Company. As President and CEO, he led Dignity Health through significant strategic, operational, and financial transformations and brought the organization to its current status as a leading health care organization. Mr. Dean brings over 20 years of executive management experience in the health care space, as well as unique insights on health care reform and policy issues as an active participant in health care reform discussions with President Barack Obama and his staff and as an appointed member to The State Health Care Cost Commission charged to develop practical state policies to contain health care costs in the nation.

Julie M. Howard Age 51 Director since March 2012

Ms. Howard was appointed Chief Executive Officer of the Company in March 2012 and served as the Company’s President from 2006 to March 2012 and the Company’s Chief Operating Officer from 2003 to March 2012. From 2001 to 2003, Ms. Howard was the Company’s Vice President and Human Capital Officer. Prior to 2001, Ms. Howard held a variety of consulting and operational positions with several professional services firms, including the Company. Ms. Howard is currently a member of the boards of directors of Innerworkings Inc. and Kemper Corporation (formerly Unitrin, Inc.) and a member of the Foundation Board for Lurie Children’s Hospital of Chicago. Ms. Howard is a founding member of the Women’s Leadership and Mentoring Alliance (WLMA). Ms. Howard is a graduate of the University of Wisconsin, with a Bachelor of Science degree in Finance. She has also completed several post-graduate courses within the Harvard Business School Executive Education program, focusing in finance and management.

Key experience, qualifications, attributes and skills:

Ms. Howard has over 25 years of professional services experience and has held a broad array of senior management roles overseeing Navigant’s consulting businesses and key administrative functions. She has also been a critical architect of the Company’s business strategy. Ms. Howard brings significant experience and insights to the Board in the areas of strategic market analysis and planning, targeted business and client development, operating model and profitability enhancements, consultant compensation and retention, client channel alignment and integrated brand management. Additionally, Ms. Howard brings outside management and governance perspectives based on her business and civic board memberships.

Stephan A. James Age 67 Director since January 2009

Mr. James is the former Chief Operating Officer of Accenture Ltd., and served as Vice Chairman and a member of the Board of Directors of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture from August 2004 until August 2006. During his more than 35 years at Accenture, Mr. James held several senior management roles, including Managing Partner for the Central U.S., Managing Partner for the North American Financial Services Practice and Managing Partner for the Global Financial Services Operating Group. He is currently a member of the board of directors of Fidelity National Information Services, Inc. and serves as a member of the University of Texas McCombs School of Business Advisory Board. During the past five years, Mr. James also served as a director at BMC Software Inc. and Metavante Technologies, Inc. Mr. James received a Bachelor of Business Administration degree, concentrating in Industrial Management and Labor Relations, from the University of Texas.

Key experience, qualifications, attributes and skills:

Mr. James has had multiple leadership roles related to global business and technology consulting, including as Chief Operating Officer of Accenture Ltd. Mr. James provides key insights into managing professional services workforces, both domestic and international. He has a deep understanding of corporate governance needs, and understands successful strategies for running global consulting firms.

Samuel K. Skinner Age 75 Director since December 1999

Mr. Skinner has served as Of Counsel to the law firm of Greenberg & Traurig, LLP since May 2004. From 2000 to 2003, Mr. Skinner was Chairman, President and Chief Executive Officer of U.S. Freightways Corporation. He formerly served as Co-Chairman of Hopkins & Sutter, a Chicago law firm, and as President of Commonwealth Edison Company and its holding company, Unicom Corporation (now Exelon Corporation). Prior to joining Commonwealth Edison, he served as Chief of Staff to former President George H.W. Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as U.S. Secretary of Transportation. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm of Sidley & Austin (now Sidley Austin LLP). From 1984 to 1988, while practicing law full time, he was appointed by President Ronald Reagan as Vice Chairman of the President’s Commission on Organized Crime. From 1968 to 1975, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and in 1975, President Gerald Ford appointed him United States Attorney, one of the few career prosecutors ever to hold such position. He is currently a member of the boards of directors of CBOE Holdings, Inc., Echo Global Logistics, Inc., Express Scripts Holding Company and MedAssets, Inc. During the past five years, Mr. Skinner also served as a director at APAC Customer Services, Inc. and Diamond Management & Technology Consultants, Inc. Mr. Skinner received a Bachelor of Science degree in Accounting from the University of Illinois and a J.D. from DePaul University Law School.

Key experience, qualifications, attributes and skills:

Mr. Skinner has served in key leadership positions in industry and in government. Mr. Skinner also has significant experience in the law-firm channel and is a former prosecutor. Mr. Skinner brings a deep understanding of the legal and regulatory environment in which the Company provides services. Further, Mr. Skinner has served on the boards of several public companies over the last 20 years and brings a wealth of experience regarding board processes and the need for independent assessment of the Company and management.

Governor James R. Thompson Age 77 Director since August 1998

Governor Thompson served as Chairman of the Chicago law firm of Winston & Strawn LLP from January 1993 to September 2006. He now serves as Senior Chairman. He joined the law firm in January 1991 as Chairman of its Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until 1991. Prior to his terms as Governor, he served as United States Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County, Illinois. He is a former Chairman of the President’s Intelligence Oversight Board and was a member of the National Commission on Terrorist Attacks upon the United States. Governor Thompson is currently a member of the board of directors of Maximus, Inc. He also serves as Chairman for the Public Review Board of UNITE HERE. During the past five years, Governor Thompson also served as a director at FMC Technologies, Inc. and John Bean Technologies Corp. Governor Thompson attended the University of Illinois and Washington University and received a J.D. from Northwestern University School of Law.

Key experience, qualifications, attributes and skills:

Governor Thompson has over 50 years of legal, political and management experience. He served as Governor of the State of Illinois for 14 years and has practiced law in various capacities, from the United States Attorney’s office to leading a major law firm. Governor Thompson has significant experience navigating the complex regulatory and legal landscape that exists today and provides critical business and strategic advice to the Company.

Michael L. Tipsord Age 54 Director since July 2009

Mr. Tipsord is Vice Chairman and Chief Operating Officer of the State Farm Insurance Companies. Mr. Tipsord has served in various capacities with State Farm since 1988, and has been an officer or trustee of various affiliates since 2001. Prior to assuming his current position in 2011, Mr. Tipsord served as Vice Chairman and Chief Financial Officer of State Farm from 2005 to 2010. Currently, Mr. Tipsord is a trustee of the State Farm Associates’ Funds Trust, the State Farm Mutual Fund Trust and the

State Farm Variable Product Trust and serves on the Board of Trustees of Illinois Wesleyan University and the Brookings Institution. He also is a member of the Dean’s Advisory Board for the University of Illinois College of Law. Mr. Tipsord received a Bachelor’s degree from Illinois Wesleyan University and a J.D. from the University of Illinois at Urbana-Champaign College of Law.

Key experience, qualifications, attributes and skills:

As the Chief Operating Officer (and formerly, the Chief Financial Officer) of State Farm, a major insurance company, Mr. Tipsord brings deep financial and regulatory expertise as well as a critical understanding of the financial services industry, which is one of the key industries to which we provide our services. He also provides management and the Board with real time capital markets perspectives. In addition, Mr. Tipsord has broad experience in accounting and financial risk controls and management.

Directors Whose Terms Continue Until the 2015 Annual Meeting of Shareholders

Cynthia A. Glassman, Ph.D. Age 66 Director since October 2009

Dr. Glassman was appointed by President George W. Bush as Under Secretary for Economic Affairs at the U.S. Department of Commerce from 2006 to 2009 and as Commissioner of the U.S. Securities and Exchange Commission from 2002 to 2006 including Acting Chairman during the summer of 2005. Dr. Glassman has spent over 40 years in the public and private sectors focusing on financial services regulatory and public policy issues, including 12 years at the Federal Reserve and 15 years in financial services consulting. Dr. Glassman is a director of Discover Financial Services and a member of its audit and risk committee, a trustee of the SEC Historical Society, a Senior Research Scholar at the Institute for Corporate Responsibility at the George Washington University Business School, a member of the Board of the Washington Tennis and Education Foundation and an Honorary Fellow of Lucy Cavendish College, University of Cambridge, England. Dr. Glassman received a Master of Arts degree and a Ph.D. in Economics from the University of Pennsylvania and a Bachelor of Arts degree in Economics from Wellesley College.

Key experience, qualifications, attributes and skills:

Dr. Glassman holds a Ph.D. in economics and served as the Under Secretary for Economic Affairs at the U.S. Department of Commerce which enable her to provide insights that are specifically beneficial to our economics business. In addition, Dr. Glassman served as a Commissioner at the U.S. Securities and Exchange Commission and brings a thorough and unique perspective to regulatory and corporate governance issues. She also spent 12 years at the Federal Reserve and served as a consultant practitioner for over 15 years, with particular focus on issues facing the financial services industry (which is one of the key industries to which we provide our services) and risk management, and brings a keen understanding of the Company’s business model and retention strategies. In addition, she has deep experience in strategic issues and possesses the ability to identify market trends and specific business development opportunities and contacts of importance to us.

Peter B. Pond Age 69 Director since November 1996

Mr. Pond is the founder and General Partner of Alta Equity Partners, a venture capital firm, where for the last 14 years, he has been involved in venture capital investing in numerous areas, including the specialty consulting field. He served as the Midwest Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation from June 1991 to March 2000, and in that capacity ran the firm’s Information Technology Advisory Practice and participated in numerous mergers and acquisitions, initial public offerings and capital raising efforts. Mr. Pond is the Chairman of the Board and chairman of the audit committee of Maximus, Inc. He also sits on the boards of several charities. Mr. Pond received a Bachelor of Science degree in Economics, with honors, from Williams College and a Master’s degree in Business Administration in Finance from the University of Chicago.

Key experience, qualifications, attributes and skills:

Mr. Pond has spent over 40 years in investment banking, specializing in capital market strategies and mergers and acquisitions. He brings a deep understanding of the consulting business model as well as significant experience in and perspectives with respect to the capital markets. Mr. Pond has a strong financial acumen and is a successful business and civic leader on a national level. Throughout his tenure on the Board, Mr. Pond has provided thought leadership in our strategic positioning efforts.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The following table sets forth the current members of each of the committees of the Board.

	Audit Committee(1)	Compensation Committee(1)	Executive Committee	Nominating and Governance Committee
Hon. Cynthia A. Glassman*		X		X
William M. Goodyear			X
Julie M. Howard			X
Stephan A. James*	X	Chair
Peter B. Pond*	X			Chair
Samuel K. Skinner*			X
Governor James R. Thompson*†			Chair	X
Michael L. Tipsord*	Chair	X

*	Independent director (see “— Independence Determinations”)

†	Lead Director (see “— Board Leadership Structure and Risk Oversight”)

(1)	Prior to his death in March 2014, Mr. Gildehaus served on the audit committee and the compensation committee.

Charters for the audit committee, compensation committee and nominating and governance committee are available on our website at www.navigant.com/about_nci/corporate_governance.

Audit Committee.    The audit committee monitors the integrity of our financial statements, financial reporting process and systems of internal controls regarding finance and accounting; monitors our compliance with legal and regulatory requirements; monitors the qualifications, independence and performance of our independent public accountants; monitors the performance of our internal audit function; provides an avenue of communication among the independent public accountants, internal audit function, management and the Board; and monitors significant litigation and enterprise risk exposure. In addition, the audit committee is directly responsible for the appointment, retention, compensation and oversight over the work of our independent public accountants. The audit committee has responsibility for reviewing and approving the hiring or dismissal of the employee or outsourced entity responsible for leading our internal audit function, as well as the scope, performance and results of our internal audit function’s internal audit plans. The audit committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent public accountants as well as anyone in the Company. The audit committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties and is entitled to receive appropriate funding from the Company, as the audit committee determines, for payment of compensation to the independent public accountants and any other consultants or experts retained by the audit committee and ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties. Each of the members of the audit committee is “independent” as defined by the listing standards of the New York Stock Exchange (“NYSE”) and satisfies the additional audit committee independence requirements set forth therein and under applicable SEC rules. The Board has determined that each of the members of the audit committee meets the NYSE financial literacy requirements and that Mr. Tipsord qualifies as an “audit committee financial expert” as defined by applicable SEC rules. None of the members of the audit committee serves on more than three public company audit committees. The audit committee met six times during 2013.

Compensation Committee.    The compensation committee reviews and monitors matters related to management development and succession; reviews and approves executive compensation policies and pay for performance criteria for the Company; reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves base salaries, annual incentive bonus and long-term incentive awards for all of our executive officers; makes recommendations to the Board regarding new or amended incentive compensation and equity-based compensation plans and administers and exercises all powers of the Board under such plans (other than the power to amend those plans); reviews and provides input on such other matters concerning our employee compensation and benefit plans as the compensation committee deems appropriate; reviews and assesses the risks arising from our compensation policies and practices; evaluates and recommends to the Board the form and amount of director compensation; and otherwise carries out the responsibilities that have been delegated to the compensation committee under the Company’s various compensation and benefit plans. The compensation committee also reviews and discusses with management the compensation discussion and analysis and prepares the compensation committee report included in our annual proxy statement and reviews the results of the advisory “say-on-pay” vote and considers whether any adjustments to the Company’s executive compensation policies and practices are necessary or appropriate in light of such vote. In fulfilling its duties and responsibilities, the compensation committee has the authority, in its sole discretion, to retain the advice of a compensation consultant, legal counsel or other adviser. With respect to any adviser so retained, the compensation committee is directly responsible for appointing, setting the compensation for and overseeing the work of the adviser and is entitled to receive appropriate funding from the Company, as the compensation committee determines, for payment of reasonable compensation to such adviser. To the extent required by the NYSE rules, the compensation committee evaluates the independence of its advisers (other than in-house legal counsel) prior to their being selected by, or providing advice to, the compensation committee after taking into consideration all factors relevant to the adviser’s independence from management, including the facts specified by the applicable NYSE rules. Each of the members of the compensation committee is “independent” as defined by the listing standards of the NYSE and satisfies the additional compensation committee independence requirements set forth therein, is a “non-employee director” as defined by applicable SEC rules and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee met eight times during 2013.

Nominating and Governance Committee.    The nominating and governance committee identifies and evaluates individuals qualified to become members of the Board and recommends that the Board appoint those individuals as directors or nominate them for election at our next annual meeting of shareholders. The nominating and governance committee monitors and reviews new SEC rules and NYSE listing standards as they are proposed, adopted and revised and reviews and assesses, at least annually, the adequacy of our corporate governance guidelines as well as compliance with applicable SEC rules and NYSE listing standards. Based on this review, the nominating and governance committee develops and makes recommendations to the Board regarding our corporate governance guidelines and reviews. The nominating and governance committee also reviews and makes recommendations to the Board regarding shareholder proposals properly submitted for inclusion in our proxy statement and reviews and approves our Code of Business Standards and Ethics. Our corporate governance guidelines and Code of Business Standards and Ethics are each posted on our website at www.navigant.com/about_nci/corporate_governance. Each of the members of the nominating and governance committee is “independent” as defined by the listing standards of the NYSE. The nominating and governance committee met five times during 2013.

Executive Committee.    The executive committee can act in lieu of the Board when necessary between meetings as permitted by Delaware law. The executive committee met once during 2013.

Board Meetings; Annual Meetings of Shareholders

The Board met nine times during 2013. Each of our directors attended over 80 percent of the meetings of the Board and the Board committees on which he or she served that were held during 2013. Our non-management directors meet in regularly scheduled executive sessions and have selected Governor Thompson to serve as our Lead Director (see “— Board Leadership Structure and Risk Oversight” below). While we have no formal policy regarding attendance by our directors at our annual meetings of shareholders, we encourage all of our directors to attend. All of our directors attended our 2013 annual meeting of shareholders.

Board Leadership Structure and Risk Oversight

Mr. Goodyear has served as Chairman of the Board since 2000. At the end of his employment term with the Company on April 30, 2014, Mr. Goodyear will step down from his position as Chairman. Ms. Howard, our Chief Executive Officer and a member of the Board, will assume the role of Chairman of the Board, effective as of May 1, 2014.

The Board believes that the leadership structure of the Board is a matter that should be evaluated and determined by the Board from time to time, based on all of the then-relevant facts and circumstances. Ms. Howard has been a member of the Board for two (2) years, and in connection with Mr. Goodyear’s retirement from the Board, the Board believes that transitioning the Chairman role to Ms. Howard will provide a clear and efficient leadership structure for the Company, with a single person setting the “tone at the top” and having primary responsibility for managing the overall business and strategy of the firm. Ms. Howard will be supported in her new role as Chairman by Governor Thompson, our Lead Director, who is “independent” under NYSE listing standards. As described in more detail below, as Lead Director, Governor Thompson serves as a liaison between the Chairman and the independent members of the Board. Given the Lead Director’s clearly-delineated governance responsibilities, the Board believes this leadership structure will provide an appropriate balance between strong Company leadership and oversight by the independent directors on the Board.

Our corporate governance guidelines require that the Board appoint an independent lead or presiding director and that the Board meet in regularly scheduled executive sessions without management. Governor Thompson currently serves as our Lead Director. In this role, Governor Thompson serves as the conduit for the independent members of the Board to relay any concerns about governance or management issues. At any time, he has authority to call meetings of the independent directors. Management, as well as the internal audit function and enterprise risk management committee, also have unfettered access to his counsel. In the performance of his duties as Lead Director, Governor Thompson leads all executive sessions of the independent directors and presides at any meetings of the Board at which the Chairman is not present. Further, he reviews and approves information sent to the Board, including meeting agendas and meeting schedules. To the extent requested, Governor Thompson is available for consultation and serves as a line of direct communication with our shareholders and other interested parties (see the section entitled “Other Information” below).

The Board is ultimately responsible for overseeing our risk management process. The Board receives regular reports from our Chief Executive Officer and other members of our executive management team regarding the strategic and operating risks facing the Company.

The audit committee has been delegated with primary oversight of risk, though other Board committees also oversee risk within their respective areas of responsibility. For example, the compensation committee oversees the risks associated with the Company’s compensation policies and practices, including conducting an annual risk assessment of such policies and practices. Together with the audit committee, the compensation committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

In addition, the Company has an enterprise risk management committee (which reports directly to the audit committee) to evaluate risks affecting our business. The Company’s internal audit function conducts an annual risk assessment and also reports directly to the audit committee.

Independence Determinations

On an annual basis, the nominating and governance committee reviews and makes recommendations to the Board as to whether individual directors are “independent” for purposes of the applicable SEC rules and NYSE listing standards relating to corporate governance. The nominating and governance committee’s review is based on all relevant facts and circumstances, as well as criteria set forth in the applicable SEC rules and NYSE listing standards. In addition, the nominating and governance committee considers certain categorical standards approved by the Board to assist it in making independence recommendations. These categorical standards describe certain relationships that are considered immaterial and do not preclude a finding of independence.

Under our Standards for Director Independence, the following relationships are considered immaterial and therefore do not preclude a finding of independence:

1.

The director is affiliated with or employed by a company, partnership or other entity that receives payments from us for services in an amount which, in the current fiscal year, does not exceed the greater of (a) $1 million or (b) two percent of such other company’s consolidated gross revenues, provided, however, that (i) for purposes of determining whether a director satisfies the additional audit committee independence requirements set forth in the NYSE listing standards and under applicable SEC rules a director may not accept, directly or indirectly, a consulting, advisory or other compensatory fee from us in any amount (other than director and committee fees), and (ii) for purposes of determining whether a director satisfies the additional compensation committee independence requirements set forth in the NYSE listing standards, the Board will consider the source of compensation of such director, including any consulting, advisory or other compensatory fee from us (other than director and committee fees).

2.

The director is an employee, officer or director of a foundation, university or other non-profit organization to which we give directly, or indirectly through the provision of services, less than $250,000 during the year in question.

3.

In any cases where payments are made by us “indirectly” to an immediate family member of a director, as for example fees paid to a law firm in which such immediate family member is a partner, if such immediate family member disclaims and does not accept any share of payments, the Board will not consider that such payments preclude the director from being considered “independent” for all purposes, including service on the audit committee or the compensation committee.

A copy of these categorical standards is posted on our website at www.navigant.com/about_nci/corporate_governance.

Based on the review and recommendation of the nominating and governance committee, the Board affirmed that all of our current directors and director nominees, except for Mr. Goodyear and Ms. Howard, are “independent” within the meaning of the NYSE listing standards, applicable SEC rules and our Standards for Director Independence, and that Mr. Gildehaus also qualified as “independent” under such standards. In addition, the Board affirmed that all of the members of the audit committee satisfy the NYSE’s and SEC’s additional requirements for audit committee independence and that all of the members of the compensation committee satisfy the NYSE’s additional requirements for compensation committee independence.

Shareholder Rights Plan Policy

The Board has adopted a policy stating that we will submit the adoption or extension of any shareholder rights plan to a shareholder vote, unless the Board, in an exercise of its fiduciary responsibilities, believes that it is in the best interests of the Company and our shareholders to adopt or extend (for one year) a shareholder rights plan without the delay that would come from the time required to seek a shareholder vote. A copy of our shareholder rights plan policy is posted on our website at www.navigant.com/about_nci/corporate_governance.

Director Nomination Procedures

After considering the evaluation criteria outlined below, the nominating and governing committee recommended to the Board that each of the six nominees identified in this Proxy Statement be nominated for election to the Board to serve a term of one year. Each of the nominees for director currently serves on the Board, except for Mr. Dean who was nominated by the Board in February 2014 to stand for election at the annual meeting. Mr. Dean had been identified and recommended as a potential director nominee by the nominating and governance committee based on its evaluation that he was qualified to serve using the criteria outlined below.

The nominating and governance committee is generally tasked with evaluating and recommending to the Board nominees for election to the Board at each annual meeting. The nominating and governance committee works with the Board to determine the appropriate characteristics, skills, and experiences for individual directors and for the Board as a whole with the objective of having a board of directors with diverse backgrounds and experience. In considering the qualifications of incumbent directors as well as future candidates for election to the Board, the nominating and governance committee considers all relevant factors, including judgment, character, reputation, education and experience, in relation to the qualifications of any alternate candidates and the particular needs of the Board, its committees and the Company as they exist at the time of the candidate’s consideration. Characteristics expected of all our directors include independence, integrity, high personal and professional ethics, sound business judgment and the ability and willingness to commit sufficient time to the Board. Although the Company does not have a formal policy on diversity, the Company seeks directors who represent a mix of backgrounds and experiences. The nominating and governance committee discusses each candidate’s diversity of background and experience in the context of the Board as a whole, with the objective of recommending a candidate for nomination to the Board who can best perpetuate the success of our business and represent our shareholders’ interests through the exercise of sound judgment. The nominating and governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for reelection, based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term. The nominating and governance committee also considers each candidate’s relationships, if any, with the Company and its directors, officers, employees and shareholders, as well as any applicable criteria set forth in SEC rules, NYSE listing standards and Delaware law.

The nominating and governance committee and/or the Board will consider nominees for director who are recommended by our shareholders, provided that written notice of any such recommendation is received by our corporate secretary within the time frame established by our By-Laws with respect to direct nominations by shareholders (see the section entitled “Shareholder Proposals for the 2015 Proxy Statement” below). All candidates for director, including those who have been properly recommended or nominated by a shareholder, are evaluated using the same criteria as described above.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2013 (the “Audited Financial Statements”). In addition, the audit committee has discussed with KPMG LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The audit committee also has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence from the Company and management. The audit committee also has discussed with management, the Company’s internal audit function and KPMG LLP such other matters, and has received such assurances from them, as it deemed appropriate. Based on the foregoing review and discussions and relying thereon, the audit committee has recommended to the Board (and the Board has approved) the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

AUDIT COMMITTEE

Michael L. Tipsord, Chairman

Thomas A. Gildehaus

Stephan A. James

Peter B. Pond

(As constituted on February 10, 2014)

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion and analysis of the compensation program in place for our named executive officers, or NEOs. The compensation committee determines and approves the compensation of our NEOs. For 2013, our NEOs were:

•	Julie M. Howard, our Chief Executive Officer (“CEO”);

•	William M. Goodyear, our Executive Chairman;

•	Thomas A. Nardi, our former Executive Vice President and Chief Financial Officer (“CFO”);

•	Lucinda M. Baier, our current Executive Vice President and CFO;

•	Lee A. Spirer, our Executive Vice President and Global Business Leader; and

•	Monica M. Weed, our Executive Vice President, General Counsel and Secretary.

Leadership Transitions

In February 2013, we announced that Ms. Baier would succeed Mr. Nardi as our CFO, effective upon his retirement from the Company on March 18, 2013. Based on our historic compensation practices with our existing NEOs, we entered into an employment agreement with Ms. Baier in connection with this appointment (see the section entitled “Executive Compensation — Employment Agreements”).

As discussed earlier in this Proxy Statement, the term of Mr. Goodyear’s employment with the Company will end on April 30, 2014. In light of his retirement, Mr. Goodyear will not participate in the 2014 long-term equity incentive program or otherwise receive an equity incentive award for 2014. He will be eligible to receive a pro-rated cash bonus award under our 2014 annual incentive plan based on his achievement of individual performance goals during the remainder of his employment term. Mr. Goodyear will not receive any severance benefits or similar compensation at the conclusion of his employment term. In recognition of his number of years of service at the Company, the compensation committee extended the period during which the vested stock options held by Mr. Goodyear may be exercised following his retirement from three months to one year following his retirement date, or the original expiration date of the option, whichever is earlier. This post-retirement exercise period is shorter as compared to that provided under the terms of the stock option awards granted to our NEOs under our 2014 long-term equity incentive program (as those awards remain exercisable by the holder upon retirement through the option expiration date).

Executive Summary

2013 marked a year of solid operating performance for the Company, highlighted by year-over-year growth in each of our key performance measures, including revenues, adjusted EBITDA and adjusted earnings per share, as well as significant margin expansion. At the same time, the Company further strengthened its financial position, reducing its year-end outstanding bank debt by 58% and returning $28.3 million to our shareholders through our share repurchase program. Significant steps, including additional investments in human capital, technology and new capabilities, were also taken in 2013 which we believe will position the Company for accelerated revenue and earnings growth in the years ahead.

How did the Company perform relative to the performance goals under its 2013 annual incentive plan?

The Company’s actual performance relative to the financial performance goals established by the compensation committee at the beginning of 2013 for our 2013 annual incentive plan are shown in the following table:

(in millions, except per share data and percentages)	2013 Target	2013 Actual(1)	2013 Actual as % of 2013 Target

Revenues Before Reimbursements	$760.0	$741.3	97.5%

Adjusted EBITDA(2)	$120.0	$125.2	104.3%

Adjusted Earnings per Share(2)	$1.01	$1.08	106.9%

(1)

Includes results from our U.K. financial services advisory business through the date of disposition. For financial reporting purposes, these results are treated as discontinued operations in our 2013 consolidated financial statements.

(2)

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted earnings per share (EPS) are non-GAAP financial measures, as defined by the SEC. Adjusted EBITDA excludes the impact of severance expense and other operating costs (including contingent acquisition liability adjustments and office consolidation costs). Adjusted EPS excludes the net income and per share net income impact of severance expense and other operating costs (including contingent acquisition liability adjustments and office consolidation costs).

How was the Company’s performance aligned with our NEOs’ compensation for 2013?

Performance-based compensation represented a significant percentage of our NEOs’ 2013 total direct compensation (“TDC”) opportunity (which includes annual base salary, annual cash bonus target and the annualized target value of equity incentive awards). For 2013, 74% of our CEO’s TDC opportunity was tied to the achievement of pre-established financial and individual performance goals aligned with the Company’s operating and long-term strategic initiatives or relative total shareholder return (“TSR”).

•

Annual Performance-Based Bonus — For our NEOs (excluding Mr. Nardi), the largest portion (70%) of their annual cash bonus opportunity for 2013 was based on the Company’s 2013 financial performance, as defined by the three performance measures summarized in the preceding table. The balance (30%) of their annual cash bonus opportunity for 2013 was based on the achievement of individual qualitative performance goals tied to strategic and operating initiatives at the Company. Based on the Company’s actual financial performance (as shown in the preceding table) and the compensation committee’s assessment of the relative achievement by each NEO of his or her respective individual performance goals for 2013, the 2013 cash bonuses paid to our NEOs (excluding Mr. Nardi) ranged between approximately 105% and 113% of their respective annual cash bonus targets, as summarized in the following table.

	2013 Target Bonus	2013 Bonus as % of Target	2013 Actual Bonus
Julie M. Howard	$700,000	112.9%	$790,000
William M. Goodyear	$650,000	104.9%	$682,000
Lucinda M. Baier	$337,500	111.4%	$376,000
Lee A. Spirer	$412,500	109.3%	$451,000
Monica M. Weed	$249,375	110.2%	$275,000

Given Mr. Nardi’s retirement in the first quarter of 2013, the compensation committee approved a 2013 cash bonus award of $150,000 payable to him under the annual incentive plan, subject to his achievement of certain individual performance goals, including goals specific to the transition of his office to the successor CFO. Based on his achievement of these goals, we paid Mr. Nardi a $150,000 cash incentive award in March 2013.

A detailed discussion of our 2013 annual incentive plan, including how the Company’s financial performance and each NEO’s individual performance specifically impacted the actual cash bonuses paid to them for 2013, is set forth below under “— 2013 Executive Compensation Program.”

•

Equity Incentive Compensation — All of the equity incentive awards granted to our NEOs in 2013 (other than Ms. Baier’s new hire award) were performance-based. One-third of the aggregate target value of the awards granted under our 2013 long-term equity incentive program consisted of stock options (the compensation committee considers stock options to be performance-based because no value is delivered to the recipient unless our stock price increases) and two-thirds of the aggregate target value of the awards granted under that program consisted of performance-based restricted stock units. Although Mr. Goodyear did not participate in our 2013 long-term equity incentive program, all of the restricted stock units granted to him in March 2013 were performance-based. The performance-based restricted stock units granted to our NEOs in 2013 vest if and only to the extent that specific performance goals are met with respect to relative TSR and adjusted EBITDA during the relevant performance period.

•

Vesting of Performance-based Equity Incentive Awards for the 2013 Performance Period — Based on the Company’s TSR percentile ranking relative to companies within the Commercial and Professional Services Global Industry Classification Standard 2020 industry group that are also part of the Russell 3000 Index (the “GICS Industry Group”) for the fiscal year 2013 performance period, the portion of the restricted stock awards granted to Ms. Howard, Mr. Goodyear and Ms. Weed on March 15, 2011 that vested on March 15, 2014, the third anniversary of the grant date, vested at target. Fifty percent of the restricted stock units granted to Mr. Goodyear on March 15, 2013 that vested on March 15, 2014 vested at target based on the Company’s TSR percentile ranking relative to the GICS Industry Group for the fiscal year 2013 performance period, and the remaining fifty percent vested on March 15, 2014 at target based on the Company’s actual adjusted EBITDA performance during the fiscal year 2013 performance period.

What features of our executive compensation program reflect commonly viewed best practices from a corporate governance perspective?

Working with its independent compensation consultant, the compensation committee engages in an ongoing review of the Company’s executive compensation program to ensure that it remains consistent with the Company’s pay-for-performance philosophy and, as a whole, reflects what the compensation committee believes to be best practices among the Company’s peer group and the broader market. The following list highlights some of the actions that the compensation committee has taken in recent years in connection with this process:

•	Contracted for a finite term in our NEOs’ employment agreements;

•

Eliminated the right to receive tax gross-up payments relating to the occurrence of a change in control when we amended Ms. Howard’s and Mr. Goodyear’s employment agreements in 2012, and as a result, none of our NEOs have the right to receive such tax gross-up payments;

•

Modified the circumstances upon which any of our NEOs would be entitled to receive severance payments upon a change in control of the Company, and to the extent entitled to such benefits, included only “double-trigger” change-in-control severance provisions in each NEO’s employment agreement;

•	Adopted a formulaic annual incentive plan with payouts tied to pre-established financial and individual performance goals and capped at a maximum of 200% of an NEO’s annual cash bonus opportunity; and

•

Implemented a holding period requirement for equity awards granted to our NEOs and non-employee directors, adopted a clawback policy and amended our insider trading policies to prohibit the pledging of Company securities on a prospective basis by our employees, including our NEOs and non-employee directors.

The chart that follows also summarizes certain features of our executive compensation program, each of which the compensation committee believes reinforces our pay-for-performance philosophy.

What We Do	What We Don’t Do
✓ Align pay with Company performance and the interests of our shareholders	× No “evergreen” or indefinite term employment agreements with our NEOs

✓ Target our NEOs’ compensation opportunities at a median market range of our peer group	× No “single-trigger” change-in-control severance provisions in NEO employment agreements

✓ Tie annual bonus payouts to pre-established financial and individual performance goals

×    No excise tax gross-ups upon change in control

×    No excessive severance benefits

×    No supplemental executive retirement plans

×    No re-pricing, cancellation and re-grant, or cash repurchase of underwater stock options

×    No excessive perquisites and no tax gross-ups on perquisites

×    No share recycling or payment of dividend equivalents on unearned performance awards

✓ Enter into employment agreements having finite terms with our NEOs
✓ Utilize multiple and relative performance goals and multi-year, overlapping performance periods for performance awards granted under our annual long-term equity incentive program
✓ Have stock ownership guidelines and post-vesting and post-exercise holding periods for our NEOs and non-employee directors
✓ Prohibit pledging and hedging of Company stock
✓ Require reimbursement of excess incentive compensation in the event of certain restatements of our financial statements

From time to time, we engage in discussions with our top shareholders on our executive compensation program and corporate governance practices. We have generally received positive feedback on the enhancements made to our program that are highlighted above, as well as the program features outlined in the chart above. When specifically asked, our shareholders informed us that alignment of executive pay with performance, and clear disclosure describing the performance metrics we utilize in our executive compensation program and explaining the linkage between actual pay outcomes and performance, are important to them. The compensation committee believes the features of our executive compensation program are consistent with many of the views that have been expressed by our shareholders and appropriately incentivize our NEOs to create value for our shareholders.

How did we consider the results of the 2013 advisory shareholder vote on executive compensation?

At our 2013 annual meeting of shareholders, our shareholders overwhelmingly voted to approve the 2012 compensation paid to our NEOs as disclosed in the 2013 proxy statement (commonly referred to as a “say-on-pay” proposal), with approximately 95% of the shares present in person or represented by proxy voting “for” the say-on-pay proposal. Considering the results of this advisory vote, the compensation committee decided to retain our overall executive compensation philosophy and did not make any changes to our executive compensation program in response to the 2013 say-on-pay-vote. Accordingly, our executive compensation program continues to emphasize performance-based and retention-based annual and long-term incentive compensation opportunities that are designed to reward our NEOs for the creation of shareholder value. The performance metrics established by the compensation committee as part of our 2013 executive compensation program are consistent with this philosophy.

Executive Compensation Philosophy

The overall objective of our executive compensation program is to attract, retain and motivate highly qualified and effective executive officers in order to positively impact the Company and ultimately create long-term value for our shareholders. We designed our executive compensation program to meet this objective by:

•	aligning our NEOs’ incentive compensation opportunities with the Company’s financial and strategic performance goals, as well as the relative performance of our stock price over time;

•	providing our NEOs with target compensation opportunities that are competitive with other companies in our peer group; and

•	discouraging excessive risk taking and promoting sound corporate governance.

This pay philosophy is present in the design of all of our compensation policies (including those applicable to our non-executive employees).

How is pay aligned with performance?

Performance-based compensation represented a significant portion of our NEOs’ TDC opportunity for 2013, excluding the new hire restricted stock unit award granted to Ms. Baier. In particular:

•

All of the cash bonuses paid to our NEOs under our annual incentive plan are tied to pre-established financial and/or individual performance goals that are aligned with the Company’s operational and long-term strategic initiatives; and

•	All of the equity awards granted to our NEOs in 2013 were performance-based in the form of stock options and performance-based restricted stock units.

How do we establish the market competitiveness of our executive compensation program?

To enhance retention and strengthen the focus of our executive management team, we have designed our executive compensation program to provide our NEOs with target compensation opportunities that are competitive with comparable positions at companies within our peer group and the broader market. The compensation committee assesses the market competitiveness of our executive compensation program based on peer group proxy data, as well as general industry compensation survey data. The compensation committee relies on Frederic W. Cook & Co., its independent compensation consultant (“FWC”), to compile and analyze peer group and survey data for purposes of this assessment.

On an annual basis, the compensation committee evaluates and, if appropriate, adjusts the composition of the peer group. In reviewing the composition of the peer group, the compensation committee considers the following general criteria:

•	companies in the same or similar lines of business;

•	companies with at least one of the following business traits: human capital intensive, business-to-business advisory services, project-based revenue model and international operations; and

•

companies with revenues ranging between approximately 33% and 300% of the Company’s trailing four-quarter revenues (which was $853 million as of May 31, 2013, as shown in the chart below) and within a reasonable size range of the Company, as recommended by FWC, with respect to other financial and operating metrics, such as operating income, total assets, total equity, total employees and market capitalization.

Based on these criteria, as well as input from management and FWC, the compensation committee retained the following peer group (originally approved by the compensation committee in June 2011) for purposes of evaluating 2013 executive compensation decisions.

	As of May 31, 2013 (in millions, except employee data)(1)
Peer Company	Trailing 4-Qtr. Net Revenue	Market Cap	Most Recent Fiscal Year-End Employees
The Advisory Board Company	$451	$1,875	2,400
CBIZ, Inc.	$780	$337	5,200
The Corporate Executive Board Company	$702	$2,057	3,400
CRA International, Inc.	$264	$182	625
Duff & Phelps Corporation(2)	—	—	—
Exponent, Inc.	$293	$740	960
FTI Consulting, Inc.	$1,589	$1,531	3,915
Gartner, Inc.	$1,653	$5,307	5,468
Heidrick & Struggles International, Inc.	$460	$260	1,469
Hill International, Inc.	$501	$115	3,208
Huron Consulting Group Inc.	$709	$1,041	2,283
ICF International, Inc.	$943	$594	4,500
IHS Inc.	$1,570	$6,911	6,000
Korn/Ferry International	$819	$852	2,654
MAXIMUS, Inc.	$1,164	$2,549	8,657
Resources Connection, Inc.	$562	$447	700
Sapient Corporation	$1,195	$1,800	10,700
Tetra Tech, Inc.	$2,072	$1,790	13,408
TRC Companies, Inc.	$432	$172	2,600
VSE Corporation	$526	$181	2,472

75th Percentile	$1,180	$1,838	5,334
Median	$709	$852	3,280
25th Percentile	$481	$298	2,342

Navigant Consulting, Inc.	$853	$665	2,853
Navigant Consulting, Inc. (percentile rank)	63%	42%	46%

(1)

All peer group financial, market and operating data was compiled by FWC from Standard & Poor’s Compustat Service. Other than for the Company, net revenue may exclude non-operating income, gain on sale of securities or fixed assets, discontinued operations, excise taxes and royalty income.

(2)

Although Duff & Phelps Corporation was included in the 2013 peer group, comparable financial, market and operating data has not been included in this table because Duff & Phelps Corporation was acquired by a privately-held company in April 2013.

For 2013, we targeted the compensation of our NEOs at a median market range, which we define as within 10% of the median for base salaries, within 15% of the median for annual cash bonus targets, and within 20% of the median for equity incentive targets and targeted TDC. Individual target compensation opportunities, however, may vary depending on the relative level of experience and tenure of the executive or clearly differentiated individual performance.

For our NEOs (other than Mr. Goodyear for the reasons described below), the median market range is determined by FWC by taking the simple average of the peer group median data and the size-adjusted median data from three general industry surveys conducted by Aon Hewitt, Mercer and Towers Watson, which cover 150 to 500 different positions at approximately 350 to 2,500 organizations. For Mr. Goodyear, peer group median data was not utilized by FWC to determine the median market range due to the fact that only one other company in our peer group (FTI Consulting, Inc.) has an Executive Chairman position. Consequently, only general industry survey data was utilized by FWC to determine the median market range for Mr. Goodyear’s targeted compensation opportunities for 2013. The median market range consists of both pay rank and functional match data for the peer group (except in the case of Mr. Goodyear, as explained in the preceding sentence) and functional match data for the general industry surveys. The general industry survey data was regressed by FWC against the entire database of companies participating in the respective survey based on the Company’s estimated annual total revenues of $830 million, and all cash compensation data was aged at a 3% annual growth rate to January 1, 2013.

How do we discourage excessive risk-taking and promote sound corporate governance?

We have designed our executive compensation program and adopted certain compensation policies to discourage excessive risk-taking. The design features of our program that mitigate risk include the following:

•

We have adopted a clawback policy requiring the reimbursement of excess incentive compensation paid to the Company’s executive officers in the event of certain restatements of the Company’s financial statements;

•

The awards granted under our long-term equity incentive program contain multi-year vesting and/or performance periods that overlap in order to diminish the incentive to maximize performance in any one fiscal year at the expense of another;

•

Awards payable to our NEOs under our annual incentive plan, as well as the vesting of the performance-based equity awards granted to our NEOs, are based on the attainment of multiple performance goals, with balanced weighting, which decreases the incentive to focus on a single performance goal to the detriment of others;

•

Annual cash bonus awards and the vesting of performance-based restricted stock unit awards are limited to formulaic maximums based on the achievement of pre-established performance goals over the relevant performance period;

•

Our stock ownership guidelines, which also include holding period requirements, continue to align our NEOs’ interests with those of our shareholders beyond the end of a specific performance period or following a vesting or option exercise date; and

•

Our insider trading policies prohibit all of our employees, including our NEOs, from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock. Effective January 1, 2013, our insider trading policies now also prohibit, on a prospective basis, our employees from holding shares of our common stock in a margin account or pledging shares of our common stock as collateral for a loan.

Role of Independent Compensation Consultant and Management

Role of Independent Compensation Consultant

The compensation committee has engaged FWC to serve as its independent compensation consultant. FWC works directly for the compensation committee (and not on behalf of management) and assists the compensation committee in evaluating our executive compensation program, including peer group composition, competitive benchmarking, program design, and staying abreast of market practices and trends. FWC performed no other work for the Company in 2013.

In connection with its engagement of FWC, the compensation committee assessed the independence of FWC, taking into account such factors as FWC’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could impact FWC’s independence. The compensation committee identified no conflicts of interests with respect to its engagement of FWC and concluded that FWC was independent.

Role of Management in Compensation Decisions

As part of its annual compensation review, the compensation committee reviews the performance of each NEO. For the NEOs other than our CEO, the compensation committee receives performance assessments and compensation recommendations from our CEO. Except for our CEO, none of the other NEOs is present when these assessments and recommendations are made, and they do not otherwise play any role in decisions affecting their compensation, except for discussing their annual, individual performance goals (and their self-assessment of their respective achievement of those goals) with our CEO. Our CEO, in turn, makes recommendations to the compensation committee based on these discussions. Our CEO does not participate in her own performance review and does not recommend her own compensation (other than completing a self-assessment of her annual, individual performance goals).

2013 Executive Compensation Program

Our executive compensation program for 2013 was comprised primarily of annual cash compensation (base salary and performance-based bonus) and equity incentive compensation (stock options and performance-based restricted stock units). We offer limited perquisites and no other supplemental executive or retirement benefits to our NEOs.

How does our 2013 executive compensation program align with our overall pay philosophy and objectives?

The following table shows how our 2013 executive compensation program fits into our overall compensation philosophy and program objectives:

Component	Key Characteristics	Overall Objective	Specific Purpose	2013 Decisions
Base Salary	• Fixed compensation payable in cash • Reviewed annually for market competitiveness	• Attract and retain • Pay competitively	• Provide a base level of fixed and predictable income	• Ms. Weed’s base salary was increased $50,000 in connection with her October 2013 promotion to EVP (see page 25) • No other NEO base salary increases in 2013 (see page 25)
Performance-Based Bonus

•  Variable incentive compensation payable in cash

•  Payouts based on the achievement of pre-established annual financial goals related to revenues, adjusted EBITDA and adjusted EPS as well as individual performance goals

		• Attract and retain • Pay competitively • Align pay with performance results	• Motivate and reward financial and individual performance in line with the Company’s annual operating plan and short-term operating objectives

•  Ms. Weed’s target bonus was increased to 75% of her base salary in connection with her October 2013 promotion to EVP; the target bonuses for our other NEOs remained as set forth in their employment agreements or at prior year levels (see page 25)

•  Strong performance relative to the financial performance goals established at the beginning of the year contributed to cash bonuses ranging between 105% and 113% of target (see pages 25 to 27)

Stock Options

•  Variable equity incentive compensation

•  Value delivered to holder is based on the increase in our common stock price during the term of the option

•  Vest annually over a three-year period and expire six years from the grant date

		• Attract and retain • Pay competitively • Align NEOs’ interests with shareholders’ interests on a long-term basis	• Promote long-term retention • Incentivize the creation of long-term shareholder value and achievement of long-term financial and strategic objectives	• Represented one-third of the awards granted under our 2013 long-term equity incentive program (see page 28)
Performance-Based Restricted Stock Units (excludes new hire, one-time awards)

•  Variable equity incentive compensation

•  Vest based on relative TSR percentile rank and adjusted EBITDA performance

•  Three-year performance period for awards granted as part of our 2013 long-term equity incentive program (Mr. Goodyear’s awards have a one-year performance period based on the remaining term of his employment with us)

		• Attract and retain • Pay competitively • Align pay with performance results and shareholder value creation during the performance period	• Promote long-term retention • Incentivize the creation of long-term shareholder value and achievement of long-term financial and strategic objectives

•  Represented two-thirds of the awards granted under our 2013 long-term equity incentive program (see page 28)

•  Vesting tied to TSR and adjusted EBITDA performance over a three-year performance period (see pages 28 to 29)

New Hire Awards	• One-time restricted stock unit award granted on date of hire • Vest annually over a three-year period	• Attract and retain • Pay competitively • Align newly hired executive’s interests with shareholders’ interests on a long-term basis	• Attract highly qualified executive talent	• One-time grant of restricted stock units, with a $250,000 grant date value, made to Ms. Baier in connection with her appointment to EVP & CFO (see page 30)

How were each of our executive pay components determined for 2013?

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Annual Base Salary — Initial annual base salaries are set pursuant to the terms of each NEO’s employment agreement with us based on median market data and other factors such as the executive’s prior work experience and scope of responsibility. Thereafter, base salaries are reviewed by the compensation committee in connection with its annual compensation review. In keeping with our objective of retaining executive talent and paying competitively, the annual base salaries of our NEOs are reviewed by the compensation committee relative to the median market range (see “Executive Compensation Philosophy — How do we establish the market competiveness of our executive compensation program?” above) and their respective experience, level of responsibility, individual performance and tenure with the Company.

In connection with Ms. Weed’s promotion to Executive Vice President, and based on her individual performance, level of experience and five-year tenure with the firm (during which period she had not received any increase in base salary), the compensation committee approved a $50,000 increase in her annual base salary (from $400,000 to $450,000). The salary increase was effective October 1, 2013, which was also the effective date of her promotion.

•

Annual Performance-Based Bonus — We designed our 2013 annual incentive plan to motivate our NEOs to achieve the Company’s annual financial goals and their individual performance goals in line with the Company’s annual operating plan and short-term operating objectives. Cash bonuses awarded to our NEOs under the plan are based on the achievement by the Company and each NEO of pre-established performance goals and are calculated using the following formula:

Target Annual Bonus ($)	x	Company Performance Factor (%)	x	70% weighting	+	Individual Performance Factor (%)	x	30% weighting	=	Payout ($)

Annual cash bonus targets, which are expressed as a percentage of the NEO’s base salary, are reviewed and set annually by the compensation committee. Except in the case of Ms. Howard, annual cash bonus targets are set forth in each of our NEOs’ employment agreements based on median market data and other factors such as expected relative contribution to the organization and internal pay equity.

In connection with Ms. Weed’s promotion to Executive Vice President, the compensation committee approved an increase in her target bonus under our annual incentive plan, effective October 1, 2013, to 75% of her base salary (her previously-approved target bonus of 55% was applicable for the period January 1 through September 30, 2013, resulting in a target bonus of $249,375 for 2013). For our other NEOs, their annual cash bonus targets remained at the levels set forth in each of their employment agreements: 100% of base salary for Mr. Goodyear and 75% of base salary for each of Ms. Baier and Mr. Spirer. Ms. Howard’s annual cash bonus target of 100% of her base salary remained unchanged from the level established in 2012.

Awards payable under our annual incentive plan may range from 0% to a maximum cap of 200% of an NEO’s annual cash bonus target.

As discussed above, in light of his planned retirement, Mr. Nardi was awarded a cash bonus of $150,000 for 2013, subject to his achievement of certain individual performance goals, including goals specific to the transition of his office to the successor CFO. Based on Mr. Nardi’s achievement of these goals, we paid Mr. Nardi a $150,000 cash incentive award in March 2013. The discussion of our 2013 annual incentive plan that follows does not apply to Mr. Nardi or to the bonus paid to him for 2013 performance.

How was the Company Performance Factor determined for 2013?

The Company Performance Factor was determined by measuring the Company’s performance for 2013 against specified financial performance goals established by the compensation committee at the beginning of the year. Each financial performance goal is comprised of threshold, target and maximum performance levels. If the threshold performance level for a particular financial performance goal is not achieved, no amount will be paid for that performance goal. For 2013, the Company performance goals and their relative weighting were as follows:

		Payout Factor (in millions, except per share data)
Performance Goal	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)
Revenues Before Reimbursements	33.33%	$600	$760	$925
Adjusted EBITDA	33.33%	$90	$120	$156
Adjusted EPS	33.33%	$0.76	$1.01	$1.25

The compensation committee selected these financial measures because it believed that they collectively: (1) motivated our NEOs to focus on both revenue growth and profitability; (2) were consistent with the Company’s long-term strategic initiatives and (3) were tied to the creation of long-term shareholder value. Each performance goal’s target performance level was the same as the Company’s 2013 financial and operating plan targets established at the beginning of the year. Company performance between the threshold, target and maximum performance levels is determined using a matrix that includes a series of intermediate performance levels, with straight line interpolation between the intermediate performance levels.

The Company’s 2013 performance, measured against each of the financial performance targets established under our 2013 annual incentive plan, is illustrated in the following table. This performance resulted in a Company Performance Factor of 111.3%.

Performance Goal	2013 Actual	Payout Factor	Weighting	Weighted Payout Factor
Revenues Before Reimbursements	$741.3M	87.7%	33.33%	29.2%
Adjusted EBITDA	$125.2M	116.3%	33.33%	38.8%
Adjusted EPS	$1.08	130.0%	33.33%	43.3%

	Company Performance Factor			111.3%

How were the Individual Performance Factors for each NEO determined for 2013?

Individual performance goals for each NEO were established early in 2013 and were designed to generally align with the Company’s strategic and operating initiatives (both short-term and long-term). The compensation committee reviews and approves the individual performance goals (including the goals’ relative weighting) for the CEO and, based on the CEO’s recommendations, reviews and approves the individual performance goals (including the goals’ relative weighting) for the other NEOs. Individual performance against these pre-established goals was reviewed by the compensation committee after the end of the year based on the CEO’s self-assessment of her individual performance and the CEO’s assessment of the other NEOs’ individual performance. Based on this review, the compensation committee certified the achievement by each NEO of his or her individual performance goals and assigned each NEO an Individual Performance Factor (ranging from 0 to 200%) which is weighted 30% in the bonus payout formula.

The following table contains a high-level summary of each NEO’s individual performance goals under our 2013 annual incentive plan as approved by the compensation committee.

Individual Performance Goals
Julie M. Howard	Ms. Howard’s 2013 goals focused on driving successful progress on key strategic imperatives in support of firm strategy to perform, bank and innovate, ensuring effective alignment of our people and organization against strategic imperatives and development of greater awareness, interest and confidence in our expertise and the Navigant brand.

William M. Goodyear	Mr. Goodyear’s 2013 goals primarily related to enhancing awareness of the Navigant brand and increasing the firm’s revenue growth potential through various key client and business development activities. His goals also included effective execution of Board Chairmanship duties.

Lucinda M. Baier	Ms. Baier’s 2013 goals included maintaining the continued effectiveness of our internal controls, providing financial support to drive improved performance margins, balancing the firm’s cash flows and capital needs while meeting our overall financial objectives and effectively managing the finance & accounting, corporate development and investor relations functions.

Lee A. Spirer	Mr. Spirer’s 2013 goals focused on practice management and accountability, practice operating performance to meet longer-term firm margin goals and the exploration, identification and delivery of growth and innovation opportunities for the firm.

Monica M. Weed	Ms. Weed’s 2013 goals primarily related to successfully managing our legal department, litigation activity, as well as corporate governance, securities and compliance matters. Her goals also included supporting key initiatives pursued by the Company.

What were the bonus payouts to our NEOs for 2013?

Based on achievement by the Company and each NEO of his or her respective individual performance goals, cash bonus awards paid under our annual incentive plan to our NEOs in March 2014 for the 2013 performance year were as follows:

	Target Annual Incentive	Actual Bonus Payout	Bonus Award as % of Target(1)
Julie M. Howard	$700,000	$790,000	112.9%
William M. Goodyear	$650,000	$682,000	104.9%
Lucinda M. Baier	$337,500	$376,000	111.4%
Lee A. Spirer	$412,500	$451,000	109.3%
Monica M. Weed	$249,375	$275,000	110.2%

(1)

Based on a Company Performance Factor of 111.3% (which resulted in a payout percentage of 77.9% for Company performance after applying the 70% weighting) and an Individual Performance Factor for each NEO determined by the compensation committee based on its assessment of each NEO’s achievement of the above-referenced individual performance goals (which is weighted 30% in the bonus payout formula).

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Equity Incentive Compensation — Equity-based incentive awards further align our NEOs’ interests with those of our shareholders and incentivize the creation of shareholder value as well as the achievement of financial and strategic initiatives. We also believe that offering our NEOs equity-based incentives gives us an advantage in terms of attracting and retaining executive talent in an increasingly-competitive environment.

As discussed in the “Executive Summary” above, we have made meaningful changes in the past two years to our equity incentive compensation program in terms of both the percentage of our NEOs’ annual targeted TDC opportunity that is comprised of long-term equity incentives and the type of long-term equity incentive awards granted. For 2013, all of the long-term equity incentive awards granted to the NEOs, other than Ms. Baier’s new hire award, were performance-based. The compensation committee considers time-vested stock options to be performance-based incentive awards because no value is delivered to the recipient of the stock option award unless our stock price increases during the term of the option and shareholder value is created.

How were grant values determined for our NEOs who participated in our 2013 Long-Term Equity Incentive Program?

Target equity award values for each NEO participating in our 2013 long-term equity incentive program were determined by the compensation committee based on the median market ranges developed by FWC. The aggregate grant date value of the long-term equity incentive awards, granted effective March 15, 2013, is shown in the table below:

2013 Equity Award Value(1)
Julie M. Howard	$1,300,000
Lucinda M. Baier(2)	$375,000
Lee A. Spirer	$500,000
Monica M. Weed	$300,000

(1)

Represents the target equity award opportunity for each NEO included in the table. The target award values are not the same as the grant date fair values computed for financial reporting purposes and reported in the “2013 Grants of Plan-Based Awards” table included in the “Executive Compensation” section below because the target number of shares underlying the performance-based restricted stock units is computed based on our average stock price during the 30-day period prior to the grant date.

(2)	Does not include value of the new hire equity award granted to Ms. Baier, effective February 25, 2013.

The target equity award value for each of the above NEOs fell within the median market ranges determined by FWC. As explained above, the median market range for long-term equity incentive award targets is determined by taking the simple average of the median of our peer group and size-adjusted, third-party general industry survey data, plus or minus 20%.

Consistent with historical practice, one-third of the aggregate grant date value was denominated in stock options and two-thirds of the aggregate grant date value was denominated in performance-based restricted stock units. The stock options have an exercise price equal to $13.17 per share (which was the closing price of a share of our common stock on the grant date), vest annually over a three-year period and expire six years from the grant date to control the potential dilution overhang from our equity compensation program. The performance-based restricted stock units will vest if and only to the extent that specific quantitative performance goals with respect to the Company’s TSR (relative to the GICS Industry Group) and cumulative adjusted EBITDA are met during the three-year performance period. Each performance goal is comprised of threshold, target and maximum performance levels. If the threshold level of performance is not met for a particular performance goal, the portion of the award related to that performance goal will not vest.

The vesting percentages applicable to the TSR performance goal are set forth below.

Percentile Rank vs. GICS Industry Group	Vesting Percentage (Straight Line Interpolation Between Levels)
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile and above	150%

The target performance level for the cumulative adjusted EBITDA goal (which would result in a 100% payout for this tranche of the restricted stock unit award) was designed to be achievable with continued strong business performance, while the maximum performance level (which would result in a 150% payout for this tranche of the restricted stock unit award) was designed to be more difficult to achieve and would require stronger business performance and significantly higher adjusted EBITDA performance over the three-year performance period.

What equity incentive awards were granted to our NEOs outside of the 2013 Long-Term Equity Incentive Program?

Mr. Goodyear — Mr. Goodyear did not participate in our 2013 long-term equity incentive program given the nature of his responsibilities as Executive Chairman and further due to the fact that his remaining employment term with the Company was less than the three-year performance period featured as part of that program.

For 2013, the compensation committee granted Mr. Goodyear a performance-based restricted stock unit award, effective March 15, 2013, that had a target value of $1 million. In determining the size of the award, the compensation committee considered the median market range calculated by FWC for long-term equity incentives and the size of long-term equity incentive awards granted to the other Executive Chairman within the Company’s peer group and Executive Chairmen at companies in a broader market group compiled by FWC. The target value of Mr. Goodyear’s equity incentive award was above the median market range but was well below the value of long-term equity incentive awards granted to the other Executive Chairman in the Company’s peer group and also below the median of long-term incentive awards granted to Executive Chairmen at companies in the broader market group. In determining the vesting schedule for the restricted stock unit award, the compensation committee considered the remaining term of Mr. Goodyear’s employment agreement (which had just over a year remaining as of March 15, 2013) and determined that a one-year vesting schedule was warranted so that the award would vest during his employment term.

To further align Mr. Goodyear’s interests with those of the Company’s shareholders (and align his restricted stock unit award more closely with the performance-based restricted stock unit awards granted to the other NEOs as part of our 2013 long-term equity incentive program), fifty percent of Mr. Goodyear’s restricted stock unit award vested if and only to the extent that the Company’s TSR, relative to the GICS Industry Group, met or exceeded specified targets during the fiscal year 2013 performance period, with the vesting percentage for this tranche of the award determined as follows (using straight-line interpolation between performance levels):

Company Percentile Rank v. GICS Industry Group	Tranche 1 Vesting Percentage
Below 25th percentile	0%
25th percentile	50%
50th percentile and above	100%

Actual Vesting Percentage (1-year 2013 TSR rank = 87.0th percentile)	100%

As the table above indicates, the Company’s actual TSR rank for 2013 was at the 87.0th percentile of the GICS Industry Group, resulting in a payout for this tranche of the award equal to 100% of the shares underlying this tranche of the award.

The remaining fifty percent of Mr. Goodyear’s restricted stock unit award vested if and only to the extent that specified performance levels, based on the Company’s 2013 financial and operating plan established at the beginning of the year, were met or exceeded with respect to the Company’s adjusted EBITDA during the fiscal year 2013 performance period, with the vesting percentage for this tranche of the award determined as follows (using straight-line interpolation between performance levels):

Adjusted EBITDA	Tranche 2 Vesting Percentage
Less than $90 million	0%
$90 million	50%
$120 million	100%

Actual Vesting Percentage (2013 adjusted EBITDA = $125.2M)	100%

As the table above indicates, the Company’s actual adjusted EBITDA performance for 2013 exceeded the target level of performance, resulting in a payout for this tranche of the award equal to 100% of the shares underlying this tranche of the award.

Ms. Baier — In connection with her appointment to the position of Executive Vice President and Chief Financial Officer in early 2013, the compensation committee approved a one-time grant of restricted stock units to Ms. Baier, effective on February 25, 2013, with a grant date value equal to $250,000 (which value was determined based on median market data, as well as similar grants that had been recently made by companies in our peer group). The restricted stock units will vest in one-third annual increments subject to Ms. Baier’s continued employment with the Company through the vesting dates, except as otherwise provided in the agreement setting forth the terms and conditions of the award.

How did the Company’s performance during 2013 affect the vesting of performance-based equity incentive awards?

The portion of the restricted stock awards granted to Ms. Howard, Mr. Goodyear and Ms. Weed on March 15, 2011 that vested on the third anniversary of the grant date vested if and only to the extent that the Company’s TSR, relative to the GICS Industry Group, met or exceeded specified targets during the fiscal year 2013 performance period, with the vesting percentages for this tranche of the award determined as follows (using straight-line interpolation between performance levels):

Company Percentile Rank v. GICS Industry Group	Vesting Percentage
Below 25th percentile	0%
25th percentile	25%
50th percentile and above	100%

Actual Vesting Percentage (1-year 2013 TSR rank = 87.0th percentile)	100%

As the table above indicates, the Company’s actual TSR rank for 2013 was at the 87.0th percentile of the GICS Industry Group, resulting in a payout for this tranche of the award equal to 100% of the shares underlying this tranche of the award.

A discussion of the vesting of the performance-based restricted stock units granted to Mr. Goodyear in March 2013 which vested based on the Company’s relative TSR and adjusted EBITDA performance during the fiscal year 2013 performance period is set forth in the preceding section.

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Other Compensation — We offer limited perquisites to our NEOs, with parking benefits being the main perquisite that our NEOs receive on an annual basis. In addition, we generally offer our NEOs reimbursement of legal fees (up to a limit) incurred in connection with the negotiation of their employment agreements with us. None of our NEOs receives benefits under a defined benefit pension plan or supplemental executive retirement plan.

Post-Termination Compensation

We have entered into employment agreements with our NEOs that provide, among other things, for certain payments and benefits in the event that an NEO’s employment is terminated under certain circumstances, such as being terminated by the Company without “cause” or resigning for “good reason” or within a specified period following a “change in control.” These employment agreements are described in further detail in the section entitled “Executive Compensation — Employment Agreements” below.

The compensation committee believes that the severance arrangements provided under our NEOs’ employment agreements are an important part of our overall executive compensation program because they help us ensure the continued focus and dedication of our NEOs, notwithstanding any concern that they might have at any given time regarding their continued employment, prior to or following a change in control transaction. The compensation committee also believes that employment agreements are an important recruiting and retention tool, as the majority of companies with which we compete for executive talent have similar agreements in place for their executives.

Following the amendment and restatement of Ms. Weed’s employment agreement with the Company, effective October 1, 2013, all of the employment agreements with our NEOs have finite terms. None of the employment agreements with our NEOs contain excise tax gross-up provisions related to a change in control of the Company, and to the extent an employment agreement provides for change in control severance benefits, a qualifying termination event (or “double trigger”) is required in connection with the change in control transaction in order for the NEO to be entitled to those benefits.

Other Compensation Policies

Stock Ownership Guidelines and Holding Period Requirements

To reinforce the importance of stock ownership and further align our NEOs’ interests with those of our shareholders, the compensation committee has adopted stock ownership guidelines which also include holding period requirements that apply to equity incentive awards granted to our NEOs. Consistent with the prevailing practice in our current peer group, our stock ownership guidelines require the CEO to own shares of our common stock valued at a minimum of four times annual base salary and the other NEOs to own shares of our common stock valued at a minimum of three times annual base salary. In addition to shares owned outright by the NEO, shares that count toward the achievement of the ownership guidelines include the net in-the-money, after-tax value of vested, but unexercised, stock options, as well as vested and unvested time-based restricted stock and restricted stock units. Shares that do not count towards the achievement of the ownership guidelines include shares underlying unvested stock options and unvested performance-based restricted stock or restricted stock units. Until these ownership guidelines are achieved, each NEO must retain at least 50% (75% in the case of the CEO) of the net shares received upon the vesting of equity awards or the exercise of stock options.

Even after meeting the applicable stock ownership guideline, our NEOs must comply with holding period requirements with respect to their equity incentive awards. Under these holding period requirements, our CEO is required to hold at least 75%, and the other NEOs are required to hold at least 50%, of the net shares received from the vesting of equity awards or the exercise of stock options for at least one year following the vesting or exercise date.

At the end of 2013, all of our NEOs were in compliance with these stock ownership guidelines (either because they achieved the applicable ownership guideline or had complied with the applicable retention ratios if such guideline had not been achieved) including the holding period requirements contained therein.

Clawback Policy

The Board has adopted a clawback policy requiring the reimbursement of excess incentive compensation paid to the Company’s executive officers in the event of certain restatements of the Company’s financial statements. This policy will be amended as necessary to comply with the final regulations under the Dodd-Frank Wall Street Reform Act when they are adopted by the SEC.

2014 Compensation Decisions

2014 Annual Cash Compensation

The compensation committee approved base salary increases, effective March 1, 2014, for Ms. Howard (from $700,000 to $800,000), Ms. Baier (from $450,000 to $500,000) and Mr. Spirer (from $550,000 to $600,000). Ms. Howard’s salary increase was in recognition of her strong leadership and strategic contributions since assuming the CEO position in March 2012, including the effective development of a new, long-term strategy for the Company. Ms. Baier’s salary increase was reflective of her strong performance during 2013. Mr. Spirer’s salary increase was reflective of his strong performance during 2013 and overall level of responsibility in leading the business segments at the Company.

Our NEOs’ cash bonus targets (expressed as a percentage of their base salaries) remained the same for 2014.

2014 Long-Term Equity Incentive Program

Following a competitive analysis of pay practices within our peer group prepared by FWC for the compensation committee in the fall of 2013, the compensation committee decided to change the mix of equity incentive award types granted under our long-term equity incentive program to our NEOs. For 2014, three equity incentive award types were utilized: stock options (which represented 25% of the total target award value), performance-based restricted stock units (which represented 50% of the total target award value), and time-based restricted stock units (which represented 25% of the total target award value). The compensation committee introduced time-based restricted stock units as an award type for 2014 in order to increase the retentive value of the long-term equity incentive program, particularly in light of a competitive marketplace for executive talent. Consistent with prior years, the target award values for each NEO who participated in the program was determined based on the median market ranges developed by FWC. Similar to the performance-based restricted stock units granted under the 2013 program, the performance-based restricted stock units granted under the 2014 program have a three-year performance period and vest if and only to the extent that specified quantitative performance goals with respect to the Company’s TSR, relative to the GICS Industry Group, and cumulative adjusted EBITDA are met during a three-year performance period.

Due to the fact that Mr. Goodyear was retiring from the Company on April 30, 2014, Mr. Goodyear did not participate in the 2014 long-term equity incentive program or otherwise receive an annual equity incentive award for 2014.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management of the Company. Based on this review and discussion, the compensation committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and such other filings with the SEC as may be appropriate.

COMPENSATION COMMITTEE

Stephan A. James, Chairman

Hon. Cynthia A. Glassman

Michael L. Tipsord

EXECUTIVE COMPENSATION

2013 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our NEOs for the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Julie M. Howard	2013	700,000	—	772,008	429,003	790,000	12,451	2,703,462
Chief Executive Officer	2012	681,539	—	879,302	429,004	765,000	26,696	2,781,541
	2011	600,000	—	145,105	74,251	619,800	9,960	1,449,116

Lucinda M. Baier	2013	372,116	—	487,410	123,751	376,000	6,364	1,365,641
Executive Vice President
and Chief Financial Officer (4)

Thomas A. Nardi	2013	105,577	—	—	—	150,000	7,548	263,125
Former Executive Vice	2012	450,000	—	251,623	122,762	313,000	13,995	1,151,380
President and Chief Financial Officer (5)	2011	450,000	—	87,070	44,554	297,200	12,497	891,321

William M. Goodyear	2013	650,000	—	1,042,761	—	682,000	36,788	2,411,549
Executive Chairman	2012	686,923	—	905,785	—	705,000	47,871	2,345,579
	2011	850,000	—	193,473	99,003	868,700	21,512	2,032,688

Lee A. Spirer	2013	550,000	—	296,936	165,001	451,000	7,090	1,470,027
Executive Vice President and Global Business Leader (6)	2012	74,038	68,750	486,886	—	—	7,047	636,721

Monica M. Weed	2013	411,346	—	178,158	99,002	275,000	10,468	973,974
Executive Vice President,	2012	400,000	—	202,924	99,005	238,000	10,128	950,057
General Counsel and Secretary	2011	400,000	—	74,167	37,953	208,600	10,042	730,762

(1)

The amounts reported in this column for 2013 represent the aggregate grant date fair value of the restricted stock units or stock option awards granted to our NEOs computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Stock Compensation (“ASC Topic 718”), excluding the effect of estimated forfeitures. Assumptions made in calculating the aggregate grant date fair value of these awards are described in Note 9 — Share-based Compensation Expense to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 14, 2014 (the “2013 Form 10-K”). With respect to the performance-based restricted stock units granted to certain of our NEOs in 2013, the amounts reported are based on the probable outcome of the performance-based vesting conditions at the time of grant. Assuming the highest level of performance is achieved, the grant date fair value of the performance-based restricted stock unit awards would have been as follows: $1,362,364 for Ms. Howard, $393,006 for Ms. Baier, $1,042,761 for Mr. Goodyear, $524,001 for Mr. Spirer and $314,401 for Ms. Weed.

(2)

The amounts reported in this column for 2013 represent awards paid to our NEOs under the 2013 annual incentive plan. These awards are discussed in more detail under “— 2013 Executive Compensation Program” in the section entitled “Compensation Discussion and Analysis” above. These annual cash incentive awards were paid to our NEOs in March 2014, except for Mr. Nardi whose award was paid in March 2013.

(3)

The amounts reported in this column include Company matching contributions under our 401(k) plan, the value attributable to group-term life insurance benefits and parking/transportation benefits provided to each NEO. For 2013, these amounts include $29,720 in value attributable to group-term life insurance benefits for Mr. Goodyear. Except as described in the preceding sentence, no other items included in this column for any of the NEOs had a value in excess of $10,000 for 2013.

(4)

Ms. Baier commenced employment with the Company on February 25, 2013. As a result, the amount reported for her 2013 base salary is based on a partial year of service. Her annualized base salary for 2013 was $450,000.

(5)	Mr. Nardi retired from the Company on March 18, 2013.

(6)	Mr. Spirer commenced employment with the Company on November 5, 2012.

2013 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Plan Awards(2)			All Other Stock Awards: Number of Shares (#)(3)	All Other Option Awards: Number of Shares Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Grant Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julie M. Howard	—	—	350,000	700,000	1,400,000
	3/15/2013	3/7/2013								72,873	13.17	429,003
	3/15/2013	3/7/2013				34,482	68,963	103,445				772,008
Lucinda M. Baier	—	—	168,750	337,500	675,000
	3/15/2013	3/7/2013								21,021	13.17	123,751
	3/15/2013	3/7/2013				9,947	19,894	29,841				222,703
	2/25/2013	2/21/2013							21,313			264,707
Thomas A. Nardi	—	—	—	150,000	150,000
William M. Goodyear	—	—	325,000	650,000	1,300,000
	3/15/2013	3/7/2013				39,589	79,177	79,177				1,042,761
Lee A. Spirer	—	—	206,250	412,500	825,000
	3/15/2013	3/7/2013								28,028	13.17	165,001
	3/15/2013	3/7/2013				13,263	26,525	39,788				296,936
Monica M. Weed	—	—	124,688	249,375	498,750
	3/15/2013	3/7/2013								16,817	13.17	99,002
	3/15/2013	3/7/2013				7,958	15,915	23,873				178,158

(1)

The amounts reported in these columns show the threshold, target and maximum award opportunities payable to our NEOs under the 2013 annual incentive plan. A discussion of the performance goals for the 2013 annual incentive plan is included under “— 2013 Executive Compensation Program” in the section entitled “Compensation Discussion and Analysis” above. The actual cash incentive awards paid to our NEOs under the 2013 annual incentive plan are set forth in the 2013 Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)

The amounts reported in these columns show the threshold, target and maximum award opportunities for the performance-based restricted stock units granted to the specified NEOs under the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”). These restricted stock units vest on the third anniversary of the grant date (except in the case of Mr. Goodyear’s award which vested one year after the grant date), if and only to the extent that specific performance goals with respect to the Company’s TSR, relative to the GICS Industry Group, and adjusted EBITDA are met during the respective performance period. For the performance-based restricted stock units granted to Mr. Goodyear, the “target” level of performance is the highest level of performance achievable for the award.

(3)

The amount reported in this column represents a one-time award of restricted stock units to Ms. Baier under the 2012 LTIP upon commencement of her employment with the Company. The restricted stock units vest annually over a three-year period in equal installments.

(4)	The amounts reported in this column represent stock options granted under the 2012 LTIP, which vest annually in equal installments over a three-year period from the grant date.

(5)

The amounts reported in this column represent the grant date fair value of each equity award computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. In the case of the performance-based restricted stock units, the amounts reported are based upon the probable outcome of the applicable performance-based vesting conditions at the time of grant. Assumptions made in computing the grant date fair value of these awards are described in Note 9 — Share-based Compensation Expense to the notes to consolidated financial statements in our 2013 Form 10-K.

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Julie M. Howard	4/30/2007					12,123	(4)	232,762
	3/16/2009	47,949	—	11.83	3/16/2015
	3/15/2010	27,641	—	12.03	3/15/2016
	3/15/2011	11,151	5,576	9.25	3/15/2017	5,229	(5)	100,397
	3/15/2012	22,470	44,941	13.78	3/15/2018				15,953	306,298
	3/15/2013	—	72,873	13.17	3/15/2019				34,482	662,054
Lucinda M. Baier	2/25/2013					21,313	(6)	409,210
	3/15/2013	—	21,021	13.17	3/15/2019				9,947	190,982
William M. Goodyear	4/30/2007					12,123	(4)	232,762
	3/16/2009	67,693	—	11.83	3/16/2015
	3/15/2010	41,462	—	12.03	3/15/2016
	3/15/2011	14,868	7,435	9.25	3/15/2017	6,972	(5)	133,862
	3/15/2013					79,177	(7)	1,520,198
Lee A. Spirer	11/5/2012					31,241	(6)	599,827
	3/15/2013	—	28,028	13.17	3/15/2019				13,263	254,650
Monica M. Weed	3/16/2009	4,231	—	11.83	3/16/2015
	3/15/2010	13,821	—	12.03	3/15/2016
	3/15/2011	5,700	2,850	9.25	3/15/2017	2,673	(5)	51,322
	3/15/2012	5,185	10,372	13.78	3/15/2018				3,682	70,694
	3/15/2013	—	16,817	13.17	3/15/2019				7,958	152,794

(1)	The stock options reported in this column vest annually in equal installments over a three-year period from the grant date.

(2)	The amounts reported in this column are calculated by multiplying $19.20, the closing sales price per share of our common stock on December 31, 2013, by the number of shares that have not vested.

(3)

The performance-based restricted stock units vest on the third anniversary of the grant date if and only to the extent that specific performance goals with respect to the Company’s TSR, relative to the GICS Industry Group, and cumulative adjusted EBITDA are met during a three-year performance period. The amounts reported in this table for these awards are based on achieving the “threshold” level of performance.

(4)	The restricted stock vests annually in equal installments over a four-year period, commencing on April 30, 2011.

(5)

On August 30, 2011, the compensation committee modified the terms of these restricted stock awards to include performance-based vesting conditions based on the Company’s TSR for fiscal years 2012 and 2013, relative to the GICS Industry Group, for the portion of the awards that were scheduled to vest on the second and third anniversaries of the grant date, respectively. The portion of these awards that vested on March 15, 2014 (i.e., the third anniversary of the grant date) vested at target based on the Company’s TSR percentile rank within the GICS Industry Group for the fiscal year 2013 performance period.

(6)	The restricted stock units vest annually in equal installments over a three-year period from the grant date.

(7)

The performance-based restricted stock units vested at target on March 15, 2014 based on the Company’s TSR percentile rank within the GICS Industry Group and actual adjusted EBITDA performance during the fiscal 2013 performance period.

Mr. Nardi is not included in the table above as he did not hold any unexercisable options or unvested stock awards as of December 31, 2013. Any unexercisable options or unvested stock awards (including equity incentive plan awards) held by Mr. Nardi as of the date of his retirement were forfeited pursuant to the terms of those awards. Any exercisable options held by Mr. Nardi as of the date of his retirement expired on the earlier of the original expiration date of the respective option or the date that was three months following the date of his retirement.

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Julie M. Howard	—	—	35,692	459,418
Lucinda M. Baier	—	—	—	—
Thomas A. Nardi	30,592	46,563	8,232	108,375
William M. Goodyear	—	—	108,153	1,414,162
Lee A. Spirer	—	—	15,620	273,506
Monica M. Weed	—	—	7,064	92,992

(1)

The amounts reported in this column are calculated by: (i) multiplying the closing sales price per share of our common stock on the exercise/vesting date by the number of shares acquired on exercise/vesting, and (ii) in the case of option awards, subtracting the aggregate exercise price paid to acquire the shares.

2013 Potential Payments Upon Termination or Change in Control

The following table reflects the potential payments and benefits to which each of our NEOs would be entitled in the event of a termination of his or her employment or change in control of the Company. The amounts shown in the table below are estimates and were calculated assuming that the termination of employment or change in control was effective as of December 31, 2013. The actual amounts that would be paid to a NEO can only be determined at the time of the termination of employment or change in control. In addition, any or all amounts payable upon a termination of employment may be delayed for six months following the date of termination if the delay of payment is necessary to comply with Section 409A of the Code. Any cash payment delayed in that manner would accrue interest at a rate equal to five percent (5%) per annum pursuant to the terms of each NEO’s employment agreement. The section entitled “—Employment Agreements” below contains a summary of the material terms of the employment agreements with each of the NEOs shown in the table below, including terms related to any payments to which the NEO would be entitled in connection with a termination of his or her employment or change in control of the Company.

Mr. Nardi is not included in the following table as he retired from the Company prior to December 31, 2013. Mr. Nardi did not receive any severance payments or benefits in connection with his retirement.

	Cash Payment ($)(1)	Continuation of Medical/Welfare Benefits (Present Value) ($)(2)	Acceleration of Equity Awards ($)(3)	Total Termination Payments/ Benefits ($)
Julie M. Howard
• Voluntary	—	—	—	—
• Death/Disability	3,246,533	11,783	1,081,101	4,339,417
• Termination by Company Other Than For Cause	3,246,533	11,783	1,081,101	4,339,417
• Termination by Executive for Good Reason	3,246,533	11,783	—	3,258,316
• Qualifying Termination in Connection with a Change in Control	4,474,800	11,783	3,620,886	8,107,469
• Change in Control	—	—	388,640	388,640
Lucinda M. Baier
• Voluntary	—	—	—	—
• Death/Disability	—	—	216,272	216,272
• Termination by Company Other Than For Cause	1,163,500	7,249	216,272	1,387,021
• Termination by Executive for Good Reason	1,163,500	7,249	—	1,170,749
• Qualifying Termination in Connection with a Change in Control	1,951,000	7,249	917,931	2,876,180
• Change in Control	—	—	—	—
William M. Goodyear
• Voluntary	—	—	—	—
• Death/Disability	—	—	1,520,198	1,520,198
• Termination by Company Other Than For Cause	2,462,467	—	1,520,198	3,982,665
• Termination by Executive for Good Reason	—	—	—	—
• Qualifying Termination in Connection with a Change in Control	—	—	440,602	440,602
• Change in Control	—	—	440,602	440,602
Lee A. Spirer
• Voluntary	—	—	—	—
• Death/Disability	—	—	184,379	184,379
• Termination by Company Other Than For Cause	1,413,500	8,357	184,379	1,606,236
• Termination by Executive for Good Reason	1,413,500	8,357	—	1,421,857
• Qualifying Termination in Connection with a Change in Control	2,376,000	8,357	1,278,116	3,662,473
• Change in Control	—	—	—	—
Monica M. Weed
• Voluntary	—	—	—	—
• Death/Disability	275,000	8,725	249,494	533,219
• Termination by Company Other Than For Cause	907,200	8,725	249,494	1,165,419
• Termination by Executive for Good Reason	907,200	8,725	—	915,925
• Qualifying Termination in Connection with a Change in Control	1,539,400	8,725	825,609	2,373,734
• Change in Control	—	—	79,679	79,679

(1)

Cash payments in connection with a termination as a result of death or disability; termination by the Company other than for “cause,” or a termination by the NEO for “good reason,” as applicable, were calculated as follows:

•

for Ms. Howard, the cash payment equals two times the sum of her base salary and the average of her three most recent annual bonuses, plus a pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting the amounts in the table above, we have assumed to be the actual cash bonus awarded to Ms. Howard for 2013);

•

for each of Ms. Baier and Mr. Spirer, the cash payment equals the sum of her or his base salary and the amount of her or his annual bonus target for the year in which the termination occurs, plus a pro-rata portion of her or his annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting the amounts in the table above, we have assumed to be the actual cash bonus awarded to Ms. Baier and Mr. Spirer, respectively, for 2013);

•	for Mr. Goodyear, the cash payment equals two times the sum of his base salary in effect immediately prior to March 1, 2012 and the average of his 2009, 2010 and 2011 annual bonuses; and

•

for Ms. Weed, in the case of a termination of employment by the Company other than for “cause” or a termination by her for “good reason,” the cash payment equals the sum of her base salary and the average of her three most recent annual bonuses, plus a pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting this amount in the table above, we have assumed to be the actual cash bonus awarded to Ms. Weed for 2013); and in the case of a termination as a result of death or disability, the cash payment equals the pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee.

Cash payments in connection with a qualifying termination of employment in connection with a change in control were calculated as follows:

•

for Ms. Howard, the cash payment equals three times the sum of her base salary and the average of her three most recent annual bonuses, plus the pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee;

•

for each of Ms. Baier and Mr. Spirer, the cash payment equals two times the sum of her or his base salary and the amount of her or his annual bonus target for the year in which the termination occurs, plus a pro-rata portion of her or his annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee; and

•

for Ms. Weed, the cash payment equals two times the sum of her base salary and the average of her three most recent annual bonuses, plus the pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee.

(2)

The amounts reported in this column represent the present value of continuing the NEO’s healthcare benefits at the same level and cost to her or him as immediately preceding the date of termination for 24 months (in the case of Ms. Howard) or 12 months (in the case of Ms. Baier, Mr. Spirer and Ms. Weed) after the assumed date of termination.

(3)

The amounts reported in this column represent the aggregate value of the shares of restricted stock, restricted stock units and stock options that would vest in connection with a qualifying termination of employment or upon a change in control based on the closing sales price per share of our common stock on December 31, 2013 of $19.20.

With respect to the outstanding restricted stock and stock option awards granted to certain of our NEOs on or before March 15, 2011, the agreements setting forth the terms and conditions of such awards provide for the accelerated vesting of the award upon a change in control of the Company (as defined in the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan, as amended, or the 2005 LTIP). In addition, the compensation committee has the discretion to vest all or any portion of those awards upon the NEO’s death or “total and permanent disability” (as defined in the 2005 LTIP). For purposes of the amounts reported in this table, we have assumed that no such discretion would have been exercised by the compensation committee.

The agreements setting forth the terms and conditions of the restricted stock unit and stock option awards granted to our NEOs (other than Mr. Goodyear) on or after March 15, 2012 provide for:

•

prorated vesting for any performance-based restricted stock units, based on the Company’s actual performance during the respective performance period (for purposes of reporting the amounts in the table above, we have assumed that the target performance level was met) and the number of days the NEO was employed during the performance period, in the event of a termination as a result of death or disability or by the Company other than for cause;

•

prorated vesting for any time-based restricted stock units, based on the number of underlying shares that would have vested on the next vesting date and the number of days that have elapsed since the last vesting date through the assumed date of termination, in the event of a termination as a result of death or disability or by the Company other than for cause; and

•

full vesting of the award (with any performance-based restricted stock units vesting at the target performance level) in the event there is a qualifying termination of employment within 24 months following a change in control of the Company.

The agreement setting forth the terms and conditions of the restricted stock units granted to Mr. Goodyear on March 15, 2013 provides for the full vesting of that award at the target performance level in connection with a termination of Mr. Goodyear’s employment as a result of death or disability or by the Company other than for cause.

Accrued Pay and Regular Retirement Benefits. The amounts reported in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination. These include:

•	accrued salary and, if applicable, vacation pay;

•	distributions of plan balances under the Company’s 401(k) plan; and

•	payments of amounts under life and disability insurance policies.

Employment Agreements

We have entered into employment agreements with each of our NEOs that generally provide for minimum base salaries, annual cash bonus opportunities under the Company’s annual incentive plan (subject to the achievement of annual performance goals) and severance benefits in the case of certain termination events, including, in certain cases, in connection with or following a change in control of the Company.

Julie M. Howard

In connection with Ms. Howard’s appointment as CEO, effective March 1, 2012, we amended and restated our employment agreement with her. The employment agreement has a five-year term ending on March 1, 2017, unless earlier terminated. Under the employment agreement Ms. Howard will receive an annual base salary, in an amount determined by the compensation committee, and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee. The employment agreement binds

Ms. Howard to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter unless the Company decides not to continue Ms. Howard’s employment upon the expiration of the five-year term on terms (other than contract length) at least equivalent to the terms of the employment agreement.

The employment agreement provides, among other things, that if the Company terminates Ms. Howard other than for “cause” (as defined in the employment agreement), Ms. Howard terminates her employment for “good reason” (as defined in the employment agreement) or Ms. Howard’s employment is terminated because of death or disability, the Company will pay to Ms. Howard (or her legal representatives) as a severance benefit an amount in cash equal to (i) two times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (subject to subsequent reconciliation based on the Company’s actual performance). In addition, if the Company terminates Ms. Howard other than for cause or disability, Ms. Howard terminates her employment for good reason or Ms. Howard’s employment is terminated because of death, the Company will pay Ms. Howard (or her family in the event of her death) an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination. If Ms. Howard’s employment is terminated because of disability, Ms. Howard would be entitled to continuation of her healthcare benefits for up to 24 months after the date of termination. However, if the Company terminates Ms. Howard for cause or Ms. Howard terminates her employment other than for good reason, the Company would have no further obligation to Ms. Howard other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due.

The employment agreement also provides that if, during the one-year period following a change in control, the Company terminates Ms. Howard’s employment other than for cause, death or disability or Ms. Howard terminates her employment for good reason or if, during the one-year period preceding a change in control, the Company terminates Ms. Howard’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay to Ms. Howard (or her legal representatives) as a severance payment an amount in cash equal to (i) three times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (subject to subsequent reconciliation based on the Company’s actual performance). In addition, the Company will pay Ms. Howard (or her family in the event of her death) an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination.

Any compensation paid or awarded to Ms. Howard under the employment agreement is subject to the Company’s clawback policy.

William M. Goodyear

We amended the employment agreement with Mr. Goodyear, our Executive Chairman, in May 2012. The amended employment agreement has a term ending on April 30, 2014. During the employment term, Mr. Goodyear will receive an annual base salary of $650,000 and is also eligible to receive an annual cash incentive bonus (with a target payment equal to 100% of his base salary) under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee. The amended employment agreement binds Mr. Goodyear to certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter.

The amended employment agreement provides that the Company will pay a cash severance benefit to Mr. Goodyear if the Company terminates his employment other than for “cause” (as defined in the amended employment agreement) prior to the end of the employment term in an amount equal to two times the sum of his base salary that was in effect immediately prior to March 1, 2012 and the average of his 2009, 2010 and 2011 annual bonuses.

Any compensation paid or awarded to Mr. Goodyear under the amended employment agreement is subject to the Company’s clawback policy.

Lucinda M. Baier

The term of the employment agreement between the Company and Ms. Baier, our Executive Vice President and CFO, began on February 25, 2013 and will end on March 31, 2016, unless earlier terminated, subject to a two-year extension beyond the date of any change in control of the Company that occurs prior to March 31, 2016. Under the employment agreement, Ms. Baier will receive an initial annual base salary of $450,000 and is also eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the compensation committee. Under the terms of the employment agreement, Ms. Baier’s target bonus under the annual incentive plan is equal to 75% of her base salary. The employment agreement binds Ms. Baier to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter.

The employment agreement provides, among other things, that if the Company terminates Ms. Baier other than for “cause” or if Ms. Baier terminates her employment for “good reason” (in each case, as defined in the employment agreement), the Company will pay Ms. Baier a cash severance payment equal to the sum of her base salary and the average of her annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or her target bonus if Ms. Baier’s employment is terminated prior to the date she is eligible to receive her first annual bonus. The employment agreement also provides that if (a) during the one-year period following a change in control, the Company terminates Ms. Baier’s employment other than for cause, death or disability or if Ms. Baier terminates her employment for good reason or (b) during the six-month period preceding a change in control, the Company terminates Ms. Baier’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay Ms. Baier a cash severance payment equal to two times the sum of (i) her base salary and (ii) the average of her annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or her target bonus if Ms. Baier’s employment is terminated prior to the date she is eligible to receive her first annual bonus. In the event Ms. Baier becomes eligible for cash severance benefits under the employment agreement, the Company will also pay Ms. Baier an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums as in effect prior to the date of termination) for up to 12 months after the date of termination. In such case, and also in the event that Ms. Baier’s employment is terminated by reason of death or disability, Ms. Baier would also be eligible to receive any earned but unpaid annual bonus for the year prior to her termination and a prorated annual bonus based on actual performance for the year in which Ms. Baier’s employment terminates.

Lee A. Spirer

The term of the Company’s employment agreement with Mr. Spirer, our Executive Vice President and Global Business Leader, began on November 5, 2012 and ends on March 31, 2016, unless earlier terminated, subject to a two-year extension beyond the date of any change in control of the Company that occurs prior to March 31, 2016. Under the employment agreement, Mr. Spirer will receive an initial annual base salary of $550,000 and, commencing in the 2013 calendar year, is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the compensation committee. Under the terms of the employment agreement, Mr. Spirer’s target bonus under the annual incentive plan will equal 75% of his base salary. The employment agreement binds Mr. Spirer to certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter.

The employment agreement provides, among other things, that if the Company terminates Mr. Spirer other than for “cause” or if Mr. Spirer terminates his employment for “good reason” (in each case, as defined in the employment agreement), the Company will pay Mr. Spirer a cash severance payment equal to the sum of his base salary and the average of his annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or his target bonus if Mr. Spirer’s employment is terminated prior to the date he is eligible to receive his first annual bonus. The employment agreement also provides that if (a) during the one-year period following a change in control, the Company terminates Mr. Spirer’s employment other than for cause, death or disability or if Mr. Spirer terminates his employment for good reason or (b) during the six-month period preceding a change in control, the Company terminates Mr. Spirer’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board of Directors is actively considering and that is ultimately consummated, the Company will pay Mr. Spirer a cash severance payment equal to two times the sum of (i) his base salary and (ii) the average of his annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or his target bonus if Mr. Spirer’s employment is terminated prior to the date he is eligible to receive his first annual bonus. In the event Mr. Spirer becomes eligible for cash severance benefits under the employment agreement, the Company will also pay Mr. Spirer an amount equal to monthly COBRA premiums (less the amount of his portion of such premiums as in effect prior to the date of termination) for up to 12 months after the date of termination, and Mr. Spirer would also be eligible to receive any earned but unpaid annual bonus for the year prior to his termination and a prorated annual bonus based on actual performance for the year in which Mr. Spirer’s employment terminates.

Monica M. Weed

Effective October 1, 2013, we amended and restated the Company’s employment agreement with Ms. Weed in connection with her promotion to the office of Executive Vice President, General Counsel and Secretary. The employment agreement has a three and a half year term ending on March 31, 2017, unless earlier terminated, subject to a two-year extension beyond any change in control of the Company that occurs prior to March 31, 2017. Under the employment agreement, Ms. Weed will receive an annual base salary of $450,000 and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the compensation committee. Under the terms of the employment agreement, Ms. Weed’s target bonus under the annual incentive plan is equal to 75% of her base salary. The employment agreement binds Ms. Weed to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter.

The employment agreement provides, among other things, that if the Company terminates Ms. Weed other than for “cause,” death or disability or if Ms. Weed terminates her employment for “good reason” (in each case, as defined in the employment agreement), the Company will pay Ms. Weed a cash severance payment equal to the sum of her base salary and the average of her annual bonuses for the three most recently completed years. The employment agreement also provides that if (a) during the one-year period following a change in control, the Company terminates Ms. Weed’s employment other than for cause, death or disability or if Ms. Weed terminates her employment for good reason or (b) during the six-month period preceding a change in control, the Company terminates Ms. Weed’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay Ms. Weed a cash severance payment equal to two times the sum of (i) her base salary and (ii) the average of her annual bonuses for the three most recently completed years. In the event Ms. Weed becomes eligible for cash severance benefits under the employment agreement, and also in the event that Ms. Weed’s employment is terminated by reason of death or disability, the Company will also pay Ms. Weed: (1) any earned but unpaid annual bonus for the year preceding the year on which her employment terminates; (2) a prorated annual bonus based on actual performance for the year in which Ms. Weed’s employment terminates; and (3) an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums as in effect prior to the date of termination) for up to 12 months after the date of termination.

DIRECTOR COMPENSATION

For 2013, our non-employee directors received an annual retainer of $80,000. In addition, the chairman of the audit committee (formerly, Mr. Gildehaus (prior to May 21, 2013) and thereafter, Mr. Tipsord) and the chairman of the compensation committee (Mr. James) each received an additional annual retainer of $15,000 (which, in the case of Messrs. Gildehaus and Tipsord, was prorated based on their respective periods of service as chairman); the chairman of the nominating and governance committee (Mr. Pond) received an additional annual retainer of $10,000; and our Lead Director (Governor Thompson) received an additional annual retainer of $15,000. Any member of the Board who is employed by the Company (or any of its subsidiaries) is not compensated for his or her service on the Board or any of its committees. Effective January 1, 2013, we eliminated the payment of Board meeting fees.

All retainers are paid in cash on a quarterly basis, unless a director elects to defer his or her retainer(s) under our directors’ deferred fees plan. This plan provides that a director may elect to defer all or a portion of his or her retainer to an account which earns interest monthly. Payment is then made to a participating director under the plan upon the director’s resignation from the Board or his or her death. A participating director may elect to receive the payment in a lump-sum or in installments over a ten-year period. During 2013, only Mr. Tipsord elected to defer his entire retainer under the plan.

The compensation program for our non-employee directors also includes an equity component. In 2013, our non-employee directors received an annual equity grant consisting of restricted stock units with an aggregate value of $120,000. All annual equity awards granted to our non-employee directors are made on the same date as our annual meeting of shareholders. On May 21, 2013 (the date of our 2013 annual meeting of shareholders), each of our non-employee directors received an annual equity award consisting of 9,655 restricted stock units granted pursuant to the terms of the 2012 LTIP. The restricted stock units vest one year following the grant date.

The compensation committee has adopted stock ownership guidelines that apply to our non-employee directors. These guidelines require each of our non-employee directors to own shares of our common stock (as defined in the guidelines) valued at a minimum of four times their annual retainer (excluding any committee chair retainers and the retainer for the Lead Director). Although there is no specific period of time by which the stock ownership guidelines must be achieved, each of our non-employee directors is expected to make continuous progress towards the guidelines and, prior to meeting the guidelines, is required to hold at least 75% of the net shares received from the vesting of their equity awards or the exercise of stock options. Even after achieving the stock ownership guidelines, our non-employee directors must also comply with holding period requirements with respect to their equity grants. Under these holding period requirements, each of our non-employee directors is required to hold at least 75% of the net shares received from the vesting of their equity awards or the exercise of stock options for at least one year following the vesting or exercise date. As of the end of 2013, all of our non-employee directors were in compliance with these stock ownership guidelines, including the applicable holding period requirements set forth in the guidelines.

The following table summarizes the total compensation paid to or earned by our non-employee directors for 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Thomas A. Gildehaus(4)	85,852	128,315	—	—	214,167
Hon. Cynthia A. Glassman	80,000	128,315	—	—	208,315
Stephan A. James	95,000	128,315	—	—	223,315
Peter B. Pond	90,000	128,315	—	—	218,315
Samuel K. Skinner	80,000	128,315	—	—	208,315
Governor James R. Thompson	95,000	128,315	—	—	223,315
Michael L. Tipsord	89,148	128,315	—	—	217,463

(1)

Includes an additional retainer of $5,852 and $9,148 paid to Mr. Gildehaus and Mr. Tipsord, respectively, for serving as chairman of the audit committee during a portion of 2013 (Mr. Gildehaus served as chairman of the audit committee prior to May 21, 2013, and Mr. Tipsord served as chairman of the audit committee thereafter); an additional annual retainer of $15,000 paid to Mr. James for serving as chairman of the compensation committee; an additional annual retainer of $10,000 paid to Mr. Pond for serving as chairman of the nominating and governance committee; and an additional annual retainer of $15,000 paid to Governor Thompson for serving as our Lead Director. For 2013, Mr. Tipsord elected to defer his retainer under our directors’ deferred fees plan (see the narrative preceding this table for a description of that plan).

(2)

The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our non-employee directors during 2013 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions made in calculating the aggregate grant date fair value of these awards are described in Note 9 – Share-based Compensation Expense to the notes to the consolidated financial statements in our 2013 Form 10-K. The aggregate number of shares of restricted stock outstanding and shares underlying outstanding restricted stock unit awards for each of our non-employee directors as of December 31, 2013 was as follows:

Thomas A. Gildehaus	15,303
Hon. Cynthia A. Glassman	15,303
Stephan A. James	15,303
Peter B. Pond	15,303
Samuel K. Skinner	15,303
Governor James R. Thompson	15,303
Michael L. Tipsord	15,303

(3)	The aggregate number of stock options outstanding for each of our non-employee directors as of December 31, 2013 was as follows:

Thomas A. Gildehaus	23,531
Hon. Cynthia A. Glassman	24,833
Stephan A. James	28,319
Peter B. Pond	32,036
Samuel K. Skinner	23,531
Governor James R. Thompson	21,177
Michael L. Tipsord	24,517

(4)

Upon Mr. Gildehaus’ passing, a pro-rata portion of the restricted stock units granted to him on May 21, 2013 vested and transferred to his estate. An additional 2,354 stock options and 2,282 shares of restricted stock, which were granted to Mr. Gildehaus on April 25, 2011, became vested at the discretion of the compensation committee pursuant to the terms of the underlying award agreements. Any vested stock options held by Mr. Gildehaus remain exercisable by his estate for a period of one year following his death (or until the original option expiration date, if that date falls before the end of that one-year period).

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No person who served on the compensation committee in 2013 was an officer or employee of the Company during 2013, was formerly an officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules regarding certain relationships and related person transactions. None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board) of another corporation during 2013, where one of the executive officers of the other corporation served on our compensation committee or as one of our directors. None of our executive officers served as a director of another corporation during 2013, where one of the executive officers of the other corporation served on our compensation committee.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE

OFFICERS AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2014 (unless otherwise indicated) by: (i) each of our directors and director nominees; (ii) each of our NEOs; (iii) all of our directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, based on filings with the SEC. We believe that, except where noted otherwise, each person named below has sole voting and dispositive power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

	Shares Beneficially Owned(1)
Directors, Director Nominees and Executive Officers	Number	Percent
Lloyd H. Dean	—	*
Hon. Cynthia A. Glassman	49,317	*
William M. Goodyear	330,327	*
Julie M. Howard	286,033	*
Stephan A. James	63,037	*
Peter B. Pond	68,440	*
Samuel K. Skinner	63,972	*
Governor James R. Thompson	71,507	*
Michael L. Tipsord	72,813	*
Lucinda M. Baier	11,698	*
Lee A. Spirer	18,523	*
Monica M. Weed	85,724	*

All directors and executive officers as a group (11 persons)	1,121,391	2.29%

Name and Address of 5% Shareholders
Columbia Wanger Asset Management, LLC, 227 West Monroe Street, Suite 3000, Chicago, IL 60606(2)	4,619,793	9.43%
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022(3)	4,420,529	9.02%
Heartland Advisors, Inc. and William J. Nasgovitz, 789 North Water Street, Milwaukee, WI 53202(4)	4,372,569	8.93%
Security Investors, LLC, One SW Security Benefit Place, Topeka, KS 66636-0001(5)	3,808,767	7.78%
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355(6)	2,975,877	6.07%
Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746(7)	2,484,818	5.07%

* Less than 1%.

(1)

Includes shares of our common stock subject to stock options that are or become exercisable within 60 days of March 1, 2014 and shares underlying restricted stock units that are scheduled to vest within 60 days of March 1, 2014 as follows:

	Stock Options	Restricted Stock Units
Lloyd H. Dean	—	—
Hon. Cynthia A. Glassman	20,893	—
William M. Goodyear	131,458	79,177
Julie M. Howard	161,548	—
Stephan A. James	24,379	—
Peter B. Pond	21,770	—
Samuel K. Skinner	19,591	—
Governor James R. Thompson	17,237	—
Michael L. Tipsord	20,577	—
Lucinda M. Baier	7,007	—
Lee A. Spirer	9,342	—
Monica M. Weed	42,578	—

All directors and executive officers as a group (11 persons)	476,380	79,177

(2)

Based solely on information provided in the Schedule 13G/A filed by Columbia Wanger Asset Management, LLC (“CWAM”) and Columbia Acorn Fund with the SEC on February 6, 2014. As of December 31, 2013, CWAM reported having sole voting power with respect to 4,379,793 shares and sole dispositive power with respect to all 4,619,793 shares reported on the Schedule 13G/A, and Columbia Acorn Fund reported having sole voting power and sole dispositive power over 4,025,000 shares. The Schedule 13G/A reported that CWAM does not directly own any shares of our common stock, but as the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares reported on the Schedule 13G/A by Columbia Acorn Fund. The remaining shares reported on the Schedule 13G/A by CWAM are held by various other funds or accounts managed by CWAM which each have the right to receive any dividends paid by the Company and could terminate their respective investment advisory relationship with CWAM and then subsequently direct the use of proceeds from the sale of any shares owned by such fund or account. To CWAM’s knowledge, none of these other funds or accounts owned more than 5% of our outstanding common stock as of December 31, 2013. CWAM has disclaimed beneficial ownership of any of the shares reported on the Schedule 13G/A.

(3)

Based solely on information provided in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 29, 2014. As of December 31, 2013, BlackRock reported having sole voting power with respect to 4,222,183 shares and sole dispositive power with respect to all 4,420,529 shares reported on the Schedule 13G/A. BlackRock reported that the following BlackRock subsidiaries beneficially owned our common stock as of December 31, 2013: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Institutional Trust Company, N.A, BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd. and BlackRock Investment Management, LLC. Of these subsidiaries, only BlackRock Fund Advisors was reported as owning 5% or greater of our outstanding common stock as of December 31, 2013.

(4)

Based solely on information provided in the Schedule 13G/A filed jointly by Heartland Advisors, Inc. (“Heartland Advisors”) and William J. Nasgovitz, Chairman and control person of Heartland Advisors, with the SEC on February 6, 2014. As of December 31, 2013, each of the filing persons reported having shared voting power with respect to 4,342,269 shares and shared dispositive power with respect to all 4,372,569 shares reported on the Schedule 13G/A. The Schedule 13G/A reported that the clients of Heartland Advisors, a registered investment adviser, including a registered investment company and other managed accounts, have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of the shares reported on the Schedule 13G/A and that the Heartland Value Plus Fund, a series of the Heartland Group, Inc., a registered investment company, owns 2,850,000 shares of our common stock. The Schedule 13G/A reported that the remaining shares reported on the Schedule 13G/A are owned by various other accounts managed by Heartland Advisors on a discretionary basis, and that, to the best of Heartland Advisors’ knowledge, none of the other accounts owns more than 5% of our outstanding common stock. Mr. Nasgovitz has disclaimed beneficial ownership of any of the shares reported on the Schedule 13G/A.

(5)

Based solely on information provided in the Schedule 13G/A filed by Guggenheim Capital, LLC, Guggenheim Partners, LLC, GI Holdco II, LLC, GI Holdco, LLC, Guggenheim Partners Investment Management Holdings, LLC, Rydex Holdings, LLC and Security Investors, LLC (“SI”) with the SEC on February 13, 2014. The shares reported on the Schedule 13G/A are beneficially owned directly by SI and indirectly by Guggenheim Partners, LLC, GI Holdco II, LLC, GI Holdco, LLC, Guggenheim Partners Investment Management Holdings, LLC and Rydex Holdings, LLC. Guggenheim Capital, LLC may be deemed the beneficial owner of such shares as the majority owner of Guggenheim Partners, LLC, GI Holdco II, LLC, GI Holdco, LLC, Guggenheim Partners Investment Management Holdings, LLC, Rydex Holdings, LLC and SI. As of December 31, 2013, each filing person reported having shared voting power and shared dispositive power with respect to all 3,808,767 shares reported on the Schedule 13G/A.

(6)

Based solely on information provided in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 11, 2014. As of December 31, 2013, Vanguard reported having sole voting power over 76,017 shares, sole dispositive power over 2,902,600 shares and shared dispositive power over 72,917 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 72,917 shares as a result of its serving as an investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 3,100 shares as a result of its serving as investment manager of Australian investment offerings.

(7)

Based solely on information provided in the Schedule 13G filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 10, 2014. As of December 31, 2013, DFA reported having sole voting power with respect to 2,369,348 shares and sole dispositive power with respect to all 2,484,818 shares reported on the Schedule 13G. The Schedule 13G reported that DFA, a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”), and in certain cases, subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, DFA or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the shares of our common stock that are owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional has disclaimed beneficial ownership of any of the shares reported on the Schedule 13G. The Schedule 13G further reported that the Funds have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of shares of our common stock that are held in their respective accounts and that, to the knowledge of Dimensional, the interest of any one Fund did not exceed 5% of our outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of copies of such reports and representations received from our directors and executive officers, we believe that during the year ended December 31, 2013, our directors, executive officers and 10% shareholders complied with their Section 16(a) filing requirements on a timely basis.

CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% shareholders and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” In accordance with our written related person transaction policy, any related person transaction must be approved or ratified by the audit committee or, if the audit committee so determines, by all disinterested members of the Board (by the vote of a majority of the disinterested members).

The audit committee considers all relevant factors when determining whether to approve a related person transaction including the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

We have not had any related person transactions requiring approval of the audit committee since January 1, 2013.

PROPOSAL 2

ADOPTION OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE MAXIMUM SIZE OF OUR BOARD OF DIRECTORS

The Board has approved and declared advisable, and recommends that our shareholders adopt, the proposed amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the maximum size of the Board to include not more than twelve directors. A copy of the proposed Amendment to the Restated Certificate of Incorporation which is being submitted to our shareholders for adoption at the annual meeting is attached to this Proxy Statement as Appendix A (the “Proposed Amendment to the Restated Certificate of Incorporation”).

The first sentence of the first paragraph of Article V of the Certificate of Incorporation currently provides that the Board of Directors shall consist of not less than five or more than nine directors, the exact number to be determined by the Board. Currently, the Board has eight directors, including Mr. Goodyear who will not stand for re-election at the annual meeting. The Board believes that increasing the permissible size of the Board, from time to time, will enable it to more smoothly manage Board transitions and more effectively recruit highly-qualified director candidates as they are seeking Board positions. The Board, therefore, believes that increasing the maximum number of directors on the Board is in the best interests of our shareholders. In light of this, and upon the recommendation of the nominating and governance committee, the Board determined that the Proposed Amendment to the Restated Certificate of Incorporation to increase the maximum size of the Board in the manner provided therein is advisable and in the best interests of the Company and its shareholders and directed that the Proposed Amendment to the Restated Certificate of Incorporation be submitted to our shareholders for approval at the annual meeting.

If our shareholders approve this proposal, the Proposed Amendment to the Restated Certificate of Incorporation would become effective upon filing with the Secretary of State of the State of Delaware, which the Company would file promptly after the final adjournment of the annual meeting. If this proposal is not approved, the Certificate of Incorporation would remain unchanged and the range of the size of the Board would remain not less than five or more than nine directors. Other than as described herein, the Proposed Amendment to the Restated Certificate of Incorporation effects no further amendments to the Certificate of Incorporation.

The Board unanimously recommends that our shareholders vote “FOR” the proposal to adopt the Proposed Amendment to the Restated Certificate of Incorporation to increase the maximum size of the Board to include not more than twelve directors.

PROPOSAL 3

ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with a vote to approve, on an advisory basis, the compensation paid to our NEOs as disclosed in this Proxy Statement. This advisory vote on executive compensation is commonly referred to as a “say-on-pay” vote. Based on the voting results from the 2011 annual meeting with respect to the frequency of future say-on-pay votes, the Board has decided to include a say-on-pay vote in our proxy statement on an annual basis until the next required advisory vote on the frequency of future say-on-pay votes.

The overall objective of our executive compensation program is to attract, retain and motivate highly qualified and effective executive officers in order to positively impact the Company and ultimately create long-term value for our shareholders. We designed our executive compensation program to meet this objective by:

•	aligning our NEOs’ incentive compensation opportunities with the Company’s financial and strategic performance goals, as well as the relative performance of our stock price over time;

•	providing our NEOs with target compensation opportunities that are competitive with other companies in our peer group; and

•	discouraging excessive risk taking and promoting sound corporate governance.

This pay philosophy is evidenced by, among other things, the following features of our executive compensation program:

•

Performance-based compensation represented a significant portion of our NEOs’ total direct compensation opportunity for 2013. In particular, 74% of our CEO’s total direct compensation opportunity for 2013 was tied to the achievement of pre-established financial and individual performance goals aligned with the Company’s operating and long-term strategic initiatives or relative total shareholder return.

•

All of the cash bonuses paid to our NEOs under our annual incentive plan are tied to pre-established financial and individual performance goals that are aligned with the Company’s operational and long-term strategic initiatives. Strong performance by the Company in 2013, relative to the financial performance targets established by the compensation committee at the beginning of 2013, combined with the relative achievement by each NEO of his or her individual performance goals for 2013, resulted in 2013 cash bonuses payable to our NEOs ranging between approximately 105% and 113% of their respective annual cash bonus targets.

•	All of the equity awards granted to our NEOs in 2013 (other than Ms. Baier’s new hire award) were performance-based.

•

We have adopted a clawback policy requiring the reimbursement of excess incentive compensation paid to the Company’s executive officers in the event of certain restatements of the Company’s financial statements.

•

All of our employees, including our NEOs, are prohibited from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock, and effective January 1, 2013, those persons were also prohibited, on a prospective basis, from holding shares of our common stock in a margin account or pledging shares of our common stock as collateral for a loan.

We encourage you to read the sections entitled “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Executive Compensation” on pages 16 through 43 of this Proxy Statement for additional details relating to our executive compensation program.

We are asking our shareholders to indicate their support for our executive compensation program by voting “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

The say-on-pay vote is an advisory vote only, and therefore, it will not bind the Company or the Board (or any of its committees). However, the Board and the compensation committee will consider the voting results, as appropriate, when making future compensation decisions for our NEOs.

The Board and the compensation committee unanimously recommend that our shareholders vote “FOR” the approval of the advisory resolution relating to the compensation paid to our NEOs as disclosed in this Proxy Statement.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders will be asked to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for 2014. KPMG LLP has served as the Company’s accounting firm since our initial public offering in 1996.

The Board and the audit committee unanimously recommend that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014.

Representatives from KPMG LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions. The KPMG LLP representatives will be given an opportunity to make a statement if they desire.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, our independent registered public accounting firm, has provided an unqualified opinion regarding our consolidated financial statements as of and for the year ended December 31, 2013 and the effectiveness of our internal control over financial reporting as of December 31, 2013. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for 2012 and 2013 and fees billed for other services rendered by KPMG LLP. The audit committee reviewed 100% of the services provided by KPMG LLP with respect to such fees and concluded that such services were compatible with maintaining KPMG LLP’s independence. The audit committee reviews and pre-approves both audit and permitted non-audit services provided by KPMG LLP and will not approve any engagement of KPMG LLP to perform any non-audit services prohibited by law or regulation. At each regular audit committee meeting, the audit committee receives updates on the services actually provided by KPMG LLP, and management may submit additional services for pre-approval. The audit committee has delegated to the chairman of the audit committee the authority to evaluate and approve engagements on behalf of the audit committee in the event that a need arises for pre-approval between regular audit committee meetings. If the chairman of the audit committee so approves any such engagements, he will report that approval to the full audit committee at the next audit committee meeting.

Each year, the independent registered public accounting firm’s engagement to audit our annual consolidated financial statements is approved by the audit committee before the filing of the preceding year’s Annual Report on Form 10-K.

	2013	2012
Audit fees	$1,223,257	$1,178,642
Audit-related fees(1)	140,347	144,242

Audit and audit-related fees	1,363,604	1,322,884
Tax fees	—	—
All other fees	—	—

Total fees	$1,363,604	$1,322,884

(1)

Audit-related fees consist of fees for a report on our controls as a service organization under Statement on Standards for Attestation Engagements (SSAE) No. 16, performed at the request of certain clients of the Company.

SHAREHOLDER PROPOSALS FOR THE 2015 PROXY STATEMENT

If you wish to submit a proposal to be included in the proxy statement for our 2015 annual meeting of shareholders, you must submit the proposal in writing to our corporate secretary at Navigant Consulting, Inc., 30 S. Wacker Drive, Suite 3550, Chicago, Illinois 60606, Attention: Corporate Secretary. We must receive the proposal by December 10, 2014 in order to consider it for inclusion in the proxy statement for our 2015 annual meeting of shareholders.

Our By-Laws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must deliver written notice to, or mail such written notice so that it is received by, our corporate secretary at our principal executive office, not less than 120 nor more than 150 days prior to the first anniversary of the date our proxy statement is released to shareholders in connection with the previous year’s election of directors or annual meeting of shareholders, except that if no annual meeting of shareholders or election of directors by consent was held in the previous year, the proposal must be received by us within ten days after we have publicly disclosed the date of the annual meeting in the manner provided in our By-Laws.

In addition, our By-Laws provide that nominations by shareholders of persons for election as directors must be made by written notice delivered to, or mailed and received by, our corporate secretary at our principal executive office not less than 120 nor more than 150 days prior to the annual meeting, except that if we have not publicly disclosed the date of the annual meeting in the manner provided in our By-Laws at least 70 days prior to the meeting date, written notice may be given by a shareholder if received by our corporate secretary not later than the close of business on the tenth day following the date on which we publicly disclose the date of the annual meeting.

Our By-Laws contain provisions regarding information that must be set forth in a shareholder’s notice or otherwise provided in connection with shareholder nominations or other business to be brought before an annual meeting by a shareholder.

OTHER INFORMATION

If a shareholder or any other interested party has a matter that they would like to communicate with the Board, our non-management directors as a group, or any individual director (including our Lead Director), the shareholder or interested party may write to our Lead Director at the following address:

Governor James R. Thompson

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

All communications will be reviewed by our Lead Director, who will determine whether the communication should be distributed to the Board, all of our non-management directors as a group or the specified individual director, as applicable.

If you would like a copy of our 2013 Form 10-K (including the financial statements and financial statement schedule), we will send you one without charge. Please direct your written request to:

Mr. Paul Longhini

Executive Director, Investor Relations

Navigant Consulting, Inc.

30 S. Wacker, Suite 3550

Chicago, Illinois 60606

Appendix A

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

OF

NAVIGANT CONSULTING, INC.

(As Excerpted)

(Deletions noted in strike-through and additions noted in italics and underlining)

ARTICLE V

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than five (5) or more than ~~nine (9)~~twelve (12) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Each director elected to the board of directors prior to the commencement of the 2013 annual meeting of stockholders shall serve the remainder of the term for which such director was elected (or, in the case of a director appointed to fill the vacancy in the term of any such director, the remainder of the term of his or her predecessor), such that each director elected at the 2010 annual meeting (or any director elected to fill a vacancy caused by the death, resignation, removal or disqualification of any such director) shall serve until such director’s term expires at the annual meeting scheduled for 2013, each director elected at the 2011 annual meeting (or any director elected to fill a vacancy caused by the death, resignation, removal or disqualification of such director) shall serve until such director’s term expires at the annual meeting scheduled for 2014, and each director elected at the 2012 annual meeting (or any director elected to fill a vacancy caused by the death, resignation, removal or disqualification of any such director) shall expire at the annual meeting scheduled for 2015. Commencing with the annual meeting scheduled for 2013, at each annual meeting of stockholders, directors whose terms expire at that annual meeting shall be elected for a one-year term. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. Each director shall hold office until his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Except as required by law or the provisions of this Restated Certificate of Incorporation, all vacancies on the Board of Directors and newly created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Restated Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.

A-1

PRELIMINARY COPY - SUBJECT TO COMPLETION

NAVIGANT CONSULTING, INC. 30 S. WACKER DRIVE SUITE 3550 CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 14, 2014 (May 12, 2014 for 401(k) Plan shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on May 14, 2014 (May 12, 2014 for 401(k) Plan shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M71267-P50029 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIGANT CONSULTING, INC.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain
	1a. Lloyd H. Dean	☐	☐	☐			For Against Abstain
	1b. Julie M. Howard	☐	☐	☐	4.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.	☐ ☐ ☐
	1c. Stephan A. James	☐	☐	☐
	1d. Samuel K. Skinner	☐	☐	☐	NOTE: The proxies will vote in their discretion upon any other business properly brought before the meeting, or any adjournments or postponements of the meeting.
	1e. Gov. James R. Thompson	☐	☐	☐
	1f. Michael L. Tipsord	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	Proposal to adopt an amendment to the Company’s Restated Certificate of Incorporation to increase the maximum size of the Company’s Board of Directors.	☐	☐	☐

3.	Proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M71268-P50029

NAVIGANT CONSULTING, INC.
Annual Meeting of Shareholders - May 15, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Navigant Consulting, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice & Proxy Statement and Annual Report and hereby appoint(s) Lucinda M. Baier and Monica M. Weed, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Navigant Consulting, Inc., to be held at 10:00 a.m., Central time, on Thursday, May 15, 2014, at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois 60605, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, on all matters set forth on the reverse side.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be marked, signed and dated on the reverse side.